Exhibit 4.1
SECOND AMENDMENT TO AMENDED AND RESTATED FIVE YEAR MASTER CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED FIVE YEAR MASTER CREDIT AGREEMENT (this “Amendment”), dated as of December 18, 2024 is entered into among ALLIANT ENERGY CORPORATION, a Wisconsin corporation, INTERSTATE POWER AND LIGHT COMPANY, an Iowa corporation, WISCONSIN POWER AND LIGHT COMPANY, a Wisconsin corporation (collectively, the “Borrowers”), the lenders party hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Agent”).
RECITALS
A.    The Borrower, the Lenders, and the Agent are parties to that certain Amended and Restated Five Year Master Credit Agreement dated as of December 17, 2021 (as amended, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment and as may be further amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
B.    The Borrower, the Lenders party hereto, and the Agent have agreed to make certain amendments to the Existing Credit Agreement on the terms and conditions set forth herein.
C.    The Borrowers, Increasing Lenders (as hereinafter defined) and the New Lender (as hereinafter defined) desire to increase the Aggregate Commitment pursuant to Section 2.6(d) of the Existing Credit Agreement on the terms and subject to the conditions set forth herein.
D.     The Borrowers have requested, pursuant to Section 2.19 of the Existing Credit Agreement, that the Termination Date be extended by one year from December 18, 2028 to December 18, 2029, and each Lender identified as a “Consenting Lender” on its signature page hereto (each, a “Consenting Lender”) has agreed to such extension with respect to its Commitment.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT; COMMITMENT INCREASE
1.1    Amendments to the Credit Agreement.
(a)The Credit Agreement is amended in its entirety to read in the form of such Credit Agreement attached hereto as Exhibit A to this Amendment.
(b)Schedule I to the Existing Credit Agreement is amended in its entirety to read in the form of such Schedule I attached hereto as Exhibit B to this Amendment.
(c)Schedule IV to the Credit Agreement is amended in its entirety to read in the form of such Schedule IV attached hereto as Exhibit C to this Amendment.
1.2    Commitment Increase.

(a)The parties hereto agree that (i) each Lender identified on the signature pages hereto as an “Increasing Lender” (collectively, the “Increasing Lenders”) desires to increase its Commitment under the Credit Agreement pursuant to Section 2.6(d) of the Credit Agreement, (ii) the financial institution identified on the signature pages hereto as a “New Lender” (the “New Lender”) shall be added as a Lender under the Credit Agreement and the Commitment of such New Lender is as reflected on Exhibit B attached hereto (such increases to the Commitments of the Increasing Lenders, together with the Commitment of the New Lender, collectively, the “Commitment Increase”), (iii) such Commitment Increase shall be effective as of Amendment Effective Date (and such amount shall not reduce the amount by which the Borrowers may propose to increase the Aggregate Commitment under Section 2.6(d) of the Credit Agreement after the Amendment Effective Date) and (iv) the relevant requirements set forth in Section 2.6(d) of the Credit Agreement are deemed satisfied with respect to such Commitment Increase. Immediately prior to the Amendment Effective Date, the New Lender shall become a party to and a “Lender” under the Credit Agreement as if originally named therein as a party and shall be bound by all of terms and provisions applicable to Lenders under the Credit Agreement. For the avoidance of doubt, the aggregate Additional Commitments added pursuant to this Section 1.2 are equal to $300,000,000 and the Commitments of all Lenders, after giving effect to such Commitment Increase, are as reflected on Exhibit B attached hereto.
(b)The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Existing Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(h) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Foreign Lender, it has delivered to the Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
(c)The parties hereto agree that the outstanding Revolving Advances immediately prior to the Amendment Effective Date shall be reallocated (and to the extent necessary with respect to each Lender, increased or decreased) among the Lenders to the extent necessary such that, immediately after the effectiveness of this Amendment in accordance with its terms, the Revolving Advances shall be held by the Lenders pro rata based on their respective Percentages as set forth on Exhibit B attached hereto. In order to effect such reallocations, assignments shall be deemed to be made among the Lenders in such amounts as may be necessary, and with the same force and effect as if such assignments were evidenced by Lender Assignments (but without the payment of any related assignment fee), and no other documents or instruments shall be required to be executed in connection with such assignments (all of which such requirements are hereby waived). Further, to effect the foregoing, each Lender agrees to make cash settlements in respect of any outstanding Revolving Advances, as the Agent may direct or approve, such that after giving effect to this Amendment, each Lender holds Revolving Advances equal to its Percentage (as set forth on Exhibit A attached hereto) of the aggregate outstanding Revolving Advances. Notwithstanding anything to the contrary in the Credit Agreement, the assignments and assumptions contemplated in this Section 1.2 shall be deemed to satisfy all requirements of Section 8.7 of the Credit Agreement.

(d)Effective as of the Amendment Effective Date, the participations in the Letters of Credit and Swingline Advances under the Credit Agreement shall be adjusted to give effect to any change in the Commitments and Credit Exposure of any Lender as a result of this Amendment.
ARTICLE II
EXTENSION OF TERMINATION DATE
2.1    Extension of Termination Date. Pursuant to Section 2.19 of the Existing Credit Agreement, the Borrowers requested an extension of the Termination Date for a period of one year from December 18, 2028 to December 18, 2029 (or, if such date is not a Business Day, the immediately preceding Business Day) (the “Extension”). As of the date hereof, Consenting Lenders constituting the Majority Lenders have agreed to such Extension (such agreement evidenced by their execution of this Agreement as a Consenting Lender). Effective as of the Extension Effective Date (as defined below), the Termination Date applicable to each Consenting Lender shall be extended by one year from December 18, 2028 to December 18, 2029 (or, if such date is not a Business Day, the immediately preceding Business Day). The Termination Date with respect to the Commitments of each Lender who is a Non-Consenting Lender, if any, shall remain unchanged. The Consenting Lenders (constituting the Majority Lenders) hereby waive any timing, notice or other similar requirement pursuant to Section 2.19 of the Credit Agreement required in connection with the Extension. The Extension as set forth in this Section 2.1 shall be deemed to constitute an exercise of the Borrowers’ right to request an extension of the Termination Date pursuant to Section 2.19 of the Existing Credit Agreement and the effective date of such Extension shall be deemed to be the Extension Effective Date; provided that, notwithstanding anything to the contrary in Section 2.19 of the Existing Credit Agreement, two additional one-year extensions shall be permitted pursuant to Section 2.19 the Credit Agreement after the Extension Effective Date.
2.2    Termination Date of New Lender. For the avoidance of doubt, subject to the occurrence of the Extension Effective Date, the Termination Date with respect to the Commitment of the New Lender shall be December 18, 2029 (or, if such date is not a Business Day, the immediately preceding Business Day).
ARTICLE III

CONDITIONS OF EFFECTIVENESS
3.1    Conditions to Amendment Effective Date. The amendments and the Commitment Increase set forth in ARTICLE I shall become effective as of the date (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
(a)The Agent shall have received an executed counterpart of this Amendment from each Borrower, Lenders comprising the Majority Lenders, each Increasing Lender and the New Lender.
(b)The Agent shall have received a Note for each Increasing Lender or New Lender requesting the same pursuant to Section 2.16 of the Credit Agreement, payable to the order of each such Lender, dated as of the Amendment Effective Date and duly completed and executed by each Borrower.
(c)The Agent shall have received in form and substance reasonably satisfactory to the Agent:
(i)a certificate (the statements contained in which shall be true) from a duly authorized officer of each Borrower to the effect that (A) all representations and warranties of such Borrower contained in this Amendment, the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) on and as of the Amendment Effective Date after giving effect to this Amendment; (B) immediately before and after giving effect to this Amendment and the transactions contemplated hereby (including, without limitation, the Commitment Increase), no Unmatured Default or Event of Default has occurred and is continuing; and (C) the Borrower has satisfied each of the conditions set forth in this Section 3.1;
(ii)a certificate of the Secretary or Assistant Secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of organization of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (B) the bylaws of such Borrower as in effect on the Amendment Effective Date and (C) resolutions duly adopted by the board of directors (or other governing body) of such Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party;
(iii)certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization, and, to the extent requested by the Agent, each other jurisdiction where such Borrower is qualified to do business;
(iv)copies of all Governmental Approvals, if any, required in connection with the execution, delivery and performance of this Amendment and the Credit Agreement (as amended by this Amendment), certified by the Secretary or an Assistant Secretary of each Borrower; and
(v)favorable opinions, which permit reliance by permitted assigns of each of the Agent and the Lenders, of (A) Perkins Coie LLP, counsel for the Borrowers and (B) local counsel for the Borrowers, in each case, in form and substance reasonably acceptable to the Agent.
(d)The Borrowers shall have paid (A) to the Agent, the Joint Arrangers, and the Lenders, as applicable, the fees set forth in the Commitment Letter, dated November 19, 2024, among the Borrowers, the Agent and the Joint Arrangers (the “Commitment Letter”) and each Fee Letter (as such term is defined in the Commitment Letter), and (B) subject to the Commitment Letter and each Fee Letter, the reasonable fees and out-of-pocket expenses of the Agent (including reasonable and documented fees and out-of-pocket expenses of counsel) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment to the extent invoiced prior to the date hereof.
(e)The Borrowers shall have provided to the Agent and the Lenders, at least five (5) Business Days prior to the Amendment Effective Date, (i) the documentation and other information requested by the Agent and the Lenders in writing at least ten (10) Business Days prior to the Amendment Effective Date in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall have delivered to each Lender requesting the same at least ten (10) Business Days prior to the Amendment Effective Date a Beneficial Ownership Certification in relation to such Borrower.
3.2    Conditions to Extension Effective Date. The Extension set forth in Article II. hereof shall become effective as of the date (the “Extension Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)The Agent shall have received an executed counterpart of this Amendment from each Borrower and Consenting Lenders comprising the Majority Lenders.
(b)The Agent shall have received a certificate (the statements contained in which shall be true) of a duly authorized officer of each Borrower stating that both before and after giving effect to the Extension (i) no Unmatured Default or Event of Default has occurred and is continuing and (ii) all representations and warranties contained in Section 4.1 of the Credit Agreement are true and correct in all material respects on and as of the date such extension is made, except for such representations or warranties which by their terms are made as of a specified date, which shall be true and correct as of such specified date.
(c)The Agent shall have received copies of all Governmental Approvals, if any, required in connection with the Extension, certified by the Secretary or an Assistant Secretary of each Borrower.
(d)Without duplication of any payments made pursuant to Section 3.1(e), the Borrowers shall have paid (A) to the Agent, the Joint Arrangers, and the Lenders, as applicable, the fees set forth in the Commitment Letter, dated November 19, 2024, among the Borrowers, the Agent and the Joint Arrangers (the “Commitment Letter”) and each Fee Letter (as such term is defined in the Commitment Letter), and (B) subject to the Commitment Letter and each Fee Letter, the reasonable fees and out-of-pocket expenses of the Agent (including reasonable and documented fees and out-of-pocket expenses of counsel) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment to the extent invoiced prior to the date hereof.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
To induce the Agent and the Lenders to enter into this Amendment, each Borrower, severally and not jointly, represents and warrants to the Agent and the Lenders as of the date hereof as follows:
4.1    Authorization; Enforceability. Such Borrower has the corporate power, and has taken all necessary corporate action, to execute, deliver and perform this Amendment and has duly and validly executed and delivered this Amendment. This Amendment constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.
4.2    No Violation and Third Party Authorization. The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (a) such Borrower’s charter or by-laws, (b) any Requirement of Law, or (c) any legal or contractual restriction binding on or affecting such Borrower; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.
4.3    Governmental Approval. No Governmental Approval is required in connection with the execution, delivery or performance by such Borrower of this Amendment (including, for the avoidance of doubt, the Extension), except for (a) certain filings as may be required by the Securities Exchange Act of 1934, as amended, (b) with respect to IPL, the FERC Order and (c) with respect to WPL, the PSC Order.
4.4    Disclosures. As of the Amendment Effective Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.

ARTICLE V
ACKNOWLEDGEMENT AND CONFIRMATION
Each Borrower hereby confirms and agrees, severally and not jointly that, after giving effect to this Amendment, and except as expressly modified and amended hereby, the Credit Agreement (as amended by this Amendment) and the other Loan Documents to which it is a party remain in full force and effect and enforceable against such Borrower in accordance with their respective terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought, and shall not be discharged, diminished, limited or otherwise affected in any respect. This Amendment shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the obligations of such Borrower evidenced by or arising under the Credit Agreement or the other Loan Documents to which it is a party. Each Borrower, severally and not jointly, represents and warrants to the Agent and the Lenders that as of the Amendment Effective Date it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if such Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released for itself in consideration of the execution of this Amendment. This acknowledgement and confirmation by such Borrower is made and delivered to induce the Agent and the Lenders to enter into this Amendment, and each Borrower acknowledges that the Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.
ARTICLE VI
MISCELLANEOUS
6.1    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
6.2    Loan Document. As used in the Credit Agreement, “this Agreement,” “hereunder,” “hereto,” “hereof,” and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
6.3    Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
6.4    Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
6.5    Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
6.6    Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.
ALLIANT ENERGY CORPORATION
By:    /s/ Christopher Boberg
Name:    Christopher Boberg
Title:    Assistant Treasurer

INTERSTATE POWER AND LIGHT COMPANY
By:    /s/ Christopher Boberg
Name:    Christopher Boberg
Title:    Assistant Treasurer

WISCONSIN POWER AND LIGHT COMPANY
By:    /s/ Christopher Boberg
Name:    Christopher Boberg
Title:    Assistant Treasurer

[Signature page to Alliant Energy Second Amendment]

AGENT AND LENDERS:    WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent, as a Lender, as an Increasing Lender and as a Consenting Lender

By:     /s/ Whitney Shellenberg
Name:     Whitney Shellenberg
Title: Executive Director
[Signature page to Alliant Energy Second Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ Khawaja Tariq
Name:    Khawaja Tariq
Title:    Vice President

[Signature page to Alliant Energy Second Amendment]

BANK OF AMERICA, N.A., as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ Jacqueline G. Margetis
Name:    Jacqueline G. Margetis
Title:    Director

[Signature page to Alliant Energy Second Amendment]

BARCLAYS BANK PLC, as a Lender, as an Increasing Lender and as a Consenting Lender

By:    /s/ Sydney G. Dennis
Name:    Sydney G. Dennis
Title:    Director

[Signature page to Alliant Energy Second Amendment]

GOLDMAN SACHS BANK USA, as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ Andrew B. Vernon
Name:    Andrew Vernon
Title:    Authorized Signature

[Signature page to Alliant Energy Second Amendment]

MIZUHO BANK, LTD., as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ Edward Sacks
Name:    Edward Sacks
Title:    Managing Director

[Signature page to Alliant Energy Second Amendment]

MUFG BANK, LTD., as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ Nietzsche Rodricks
Name:    Nietzsche Rodricks
Title:    Managing Director

[Signature page to Alliant Energy Second Amendment]

KEYBANK NATIONAL ASSOCIATION, as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ Richard Gerling
Name:    Richard Gerling
Title:    Senior Vice President
[Signature page to Alliant Energy Second Amendment]

PNC BANK, NATIONAL ASSOCIATION, as a Lender, as a New Lender and as a Consenting Lender
By:    /s/ Anna Bartholomew
Name:    Anna Bartholomew
Title:    Vice President
[Signature page to Alliant Energy Second Amendment]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ Betty Chang
Name:    Betty Chang
Title:    Authorized Signatory
[Signature page to Alliant Energy Second Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ Kevin S. Murphy
Name:    Kevin S. Murphy
Title:    Senior Vice President

[Signature page to Alliant Energy Second Amendment]

THE NORTHERN TRUST COMPANY, as a Lender, and as a Consenting Lender
By:    /s/ Lisa DeCristofaro
Name:    Lisa DeCristofaro
Title:    SVP
[Signature page to Alliant Energy Second Amendment]

COMERICA BANK, , as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ John Lascody
Name:    John Lascody
Title:    Senior Vice President

[Signature page to Alliant Energy Second Amendment]

COBANK, ACB, as a Lender, as an Increasing Lender and as a Consenting Lender
By:    /s/ Jared A. Greene
Name:    Jared A. Greene
Title:    Assistant Corporate Secretary

[Signature page to Alliant Energy Second Amendment]

EXHIBIT A
Amended Credit Agreement
[See attached.]

Exhibit A to Second Amendment

$1,300,000,000
AMENDED AND RESTATED FIVE YEAR
MASTER CREDIT AGREEMENT
Dated as of December 17, 2021
among
ALLIANT ENERGY CORPORATION,
INTERSTATE POWER AND LIGHT COMPANY, and
WISCONSIN POWER AND LIGHT COMPANY
as Borrowers
THE BANKS NAMED HEREIN
as Banks
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Swingline Lender and LC Issuing Bank

JPMORGAN CHASE BANK, N.A.
as Syndication Agent and LC Issuing Bank
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
GOLDMAN SACHS BANK USA,
MIZUHO BANK, LTD. and
MUFG BANK, LTD.
as Co-Documentation Agents
WELLS FARGO SECURITIES, LLC
JPMORGAN CHASE BANK, N.A.
BOFA SECURITIES, INC.
BARCLAYS BANK PLC,
GOLDMAN SACHS BANK USA,
MIZUHO BANK, LTD. and
MUFG BANK, LTD.
Joint Lead Arrangers and Joint Bookrunners

Reflecting amendments through that certain First Amendment to Amended and Restated Five Year Master Credit Agreement dated as of March 15, 2023 and Second Amendment to Amended and Restated Five Year Master Credit Agreement dated as of December 18, 2024.

Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
ARTICLE II
AMOUNTS AND TERMS OF THE EXTENSIONS OF CREDIT
ARTICLE III
CONDITIONS TO EXTENSIONS OF CREDIT

Section 3.1	Conditions Precedent to Closing Date	60
Section 3.2	Conditions Precedent to Each Extension of Credit	62
Section 3.3	Conditions Precedent to Extensions of Credit On or After the Trigger Date	63
Section 3.4	Reliance on Certificates	63

i

(Continued)

Page
ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Borrowers	64
ARTICLE V
COVENANTS OF THE BORROWER

Section 5.1	Affirmative Covenants	67
Section 5.2	Negative Covenants	71
ARTICLE VI
EVENTS OF DEFAULT

Section 6.1	Events of Default	76
Section 6.2	Cash Collateral Account	79
ARTICLE VII
THE AGENT

ii

(Continued)
ARTICLE VIII
MISCELLANEOUS
EXHIBITS AND SCHEDULES

Exhibit 1.1(a)	-	Form of Revolving Note
Exhibit 1.1(b)	-	Form of Swingline Note
Exhibit 1.1(c)	-	Form of Sublimit Adjustment Letter
Exhibit 2.2(b)	-	Form of Notice of Borrowing
Exhibit 2.2(c)	-	Form of Notice of Swingline Borrowing
Exhibit 2.4	-	Form of Request for Issuance
Exhibit 2.11	-	Form of Notice of Conversion
Exhibit 2.17(e)(ii)	-	Form of U.S. Tax Compliance Certificates
Exhibit 3.1(a)(viii)(A)	-	Form of Opinion of Perkins Coie, LLP
Exhibit-3.1(a)(viii)(B)	-	Form of Opinion of Local Counsel
Exhibit 8.7	-	Form of Lender Assignment
-
Schedule I	-	Commitment and Notice Information Schedule
Schedule II	-	Existing Synthetic Leases
Schedule III	-	Existing Liens
Schedule IV	-	List of Indentures

iii

AMENDED AND RESTATED FIVE YEAR MASTER CREDIT AGREEMENT
Dated as of December 17, 2021
THIS AMENDED AND RESTATED FIVE YEAR MASTER CREDIT AGREEMENT (this “Agreement”) is made by and among:
(i)    ALLIANT ENERGY CORPORATION, a Wisconsin corporation INTERSTATE POWER AND LIGHT COMPANY, an Iowa corporation WISCONSIN POWER AND LIGHT COMPANY, a Wisconsin corporation (collectively, the “Borrowers”),
(ii)    the banks (the “Banks”) listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto, and
(iii)    WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent (the “Agent”) for the Lenders hereunder and as a LC Issuing Bank and Swingline Lender (as defined below).
PRELIMINARY STATEMENTS
(1)    The Borrowers have entered into a Master Five Year Credit Agreement, dated as of August 16, 2017 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) with Wells Fargo, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent and the other lenders and agents party thereto.
(2)    The Borrowers have requested that the parties agree to refinance the Existing Credit Agreement with the credit facilities provided under this Agreement.
(3)    The Lenders have indicated their willingness to refinance the Existing Credit Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Additional Lender” has the meaning assigned to that term in Section 2.6(d).

1

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Adjusted Term SOFR Market Index Rate” means, for purposes of any calculation and with respect to any day, the daily floating rate per annum for one-month Term SOFR plus the Term SOFR Adjustment.
“Adjusted Term SOFR Market Index Rate Advance” means an Advance that bears interest based upon the Adjusted Term SOFR Market Index Rate as provided in clause (iii) of the definition of “Applicable Rate”.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Agent.
“Advance” means any or all of the Revolving Advances and the Swingline Advances.
“AEF” means Alliant Energy Finance, LLC, a Wisconsin limited liability company.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.
“Agent” has the meaning assigned to that term in the Preamble to this Agreement.
“Agent Parties” has the meaning assigned to that term in Section 8.2(b).
“Aggregate Available Commitment” means the aggregate of the Lenders’ Available Commitment hereunder.
“Aggregate Commitment” means the total of all of the Lenders’ Commitments hereunder.
“Agreement” has the meaning specified in the Preamble to this Agreement.
“Alternate Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of:
(i)    the Prime Rate in effect on such day;
(ii)    1/2 of 1.00% per annum above the Federal Funds Rate in effect on such day; and

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(iii)    Adjusted Term SOFR Market Index Rate in effect on such day plus 1.0%.
Each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (iii) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than the Floor.
“Anti-Corruption Law” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to anti-money laundering, bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Applicable Margin” means, for any SOFR Advance or Base Rate Advance, the percentage set forth below in the columns identified as Level I, Level II, Level III, Level IV, Level V, Level VI, or Level VII, opposite SOFR Advances or Base Rate Advances, as applicable:

Rating	AA-/Aa3/AA- or above	A+/A1/A+	A/A2/A	A-/A3/A-	BBB+/Baa1/BBB+	BBB/Baa2/BBB	BBB-/Baa3/BBB- or below
Pricing Level	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V	LEVEL VI	LEVEL VII
Applicable Margin for SOFR Advances	0.69%	0.795%	0.90%	1.00%	1.075%	1.275%	1.475%
Applicable Margin for Base Rate Advances	0.00%	0.00%	0.00%	0.00%	0.075%	0.275%	0.475%
Facility Fee	0.06%	0.08%	0.10%	0.125%	0.175%	0.225%	0.275%

The Facility Fee and the Applicable Margin shall be, at any time, the rate per annum set forth in the table above based upon the ratings assigned by S&P, Moody’s and Fitch (subject to the paragraph below) to the senior unsecured non-credit enhanced long-term debt of the applicable Borrower; provided that, in the event that there is no such rating then in effect for such Borrower from a particular rating agency, such rating agency’s rating for such Borrower’s corporate credit, issuer or issuer default rating (as applicable) then in effect shall constitute such Borrower’s rating by such rating agency for purposes of determining such Borrower’s Facility Fee and Applicable Margin (collectively, as applicable, the “Ratings”).
If at any time there is a split among Ratings by S&P, Moody’s and Fitch for the applicable Borrower such that all three ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Rating that is neither the highest nor the lowest of the three ratings. If at any time there is a split among Ratings by S&P, Moody’s and Fitch for the applicable Borrower such that two of such ratings are in one Pricing Level (the “Majority Level”) and the third Rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Level. In the event that the applicable Borrower shall maintain Ratings from only two of S&P, Moody’s and Fitch and there is a split in such Ratings (i) of one Pricing Level, the applicable Pricing Level shall be determined by the higher of the two Ratings, and (ii) of two or more Pricing Levels, the applicable Pricing Level for such Borrower shall be the Pricing Level that is exactly between the Pricing Level of the higher Rating and the Pricing Level of the lower Rating (the “Midpoint”), or if there is no Midpoint, the Level that is one Level above a notional Pricing Level that falls at the midpoint between the actual Ratings. In the event that the applicable Borrower shall maintain Ratings from only one of S&P, Moody’s and Fitch, the applicable Pricing Level for such Borrower shall be determined by reference to that one Rating. If at any time any Borrower does not have a Rating from at least one of S&P, Moody’s or Fitch, the applicable Pricing Level for such Borrower shall be set at Pricing Level VII. Notwithstanding the foregoing, if at any time any Borrower has any Rating that corresponds to Level VII, the applicable Pricing Level shall be Level VII for such Borrower.

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The Pricing Level shall be redetermined on and as of the date of announcement of a change for such Borrower in the Rating of S&P, Moody’s or Fitch.
“Applicable Rate” means:
(i)    in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time;
(ii)    in the case of each SOFR Advance comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of Adjusted Term SOFR for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period;
(iii)    in the case of an Adjusted Term SOFR Market Index Rate Advance, a rate per annum equal at all times to the sum of the Adjusted Term SOFR Market Index Rate in effect from time to time plus the Applicable Margin in effect for a SOFR Advance from time to time.
“Applicable Share” means the percentage which such Borrower’s Sublimit bears to the amount of the Aggregate Commitment.
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.
“Available Commitment” means, for each Lender at any time on any day, an amount equal to the excess, if any, of (i) such Lender’s Commitment then in effect over (ii) such Lender’s Credit Exposure, computed after giving effect to all Extensions of Credit made or to be made on such day, the application of proceeds therefrom, all prepayments and repayments of Advances made on such day and all reductions in the LC Outstandings made on such day.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(b)(iv).

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means the occurrence of any actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code.
“Banks” has the meaning assigned to that term in the Preamble to this Agreement.
“Base Rate Advance” means an Advance (other than a Swingline Advance) that bears interest based upon the Alternate Base Rate as provided in clause (i) of the definition of “Applicable Rate”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

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“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(c)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrowers” has the meaning assigned to that term in the Preamble to this Agreement.
“Borrowing” means the incurrence by a Borrower (including as a result of Conversions of outstanding Advances pursuant to Section 2.11) on a single date of a group of Advances of a single Class and Type (or a Swingline Advance made by the Swingline Lender) and, in the case of SOFR Advances, as to which a single Interest Period is in effect.
“Business Day” means a day of the year on which banks are not required or authorized to close in New York City, Charlotte, North Carolina or Madison, Wisconsin.
“Cash and Cash Equivalents” means, with respect to any Person, the aggregate amount of the following, to the extent owned by such Person free and clear of all Liens, encumbrances and rights of others and not subject to any judicial, regulatory or other legal constraint: (i) cash on hand; (ii) Dollar demand deposits maintained in the United States with any commercial bank and Dollar time deposits maintained in the United States with, or certificates of deposit having a maturity of one year or less issued by, any commercial bank which has an office in the United States and which has a combined capital and surplus of at least $100,000,000; (iii) eurodollar time deposits maintained in the United States with, or eurodollar certificates of deposit having a maturity of one year or less issued by, any commercial bank having outstanding unsecured indebtedness that is rated (on the date of acquisition thereof) A- or better

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by S&P or Fitch or A3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such corporations is then in the business of rating unsecured bank indebtedness); (iv) direct obligations of, or unconditionally guaranteed by, the United States and having a maturity of one year or less; (v) commercial paper rated (on the date of acquisition thereof) A-1 or better by S&P or Fitch or P-1 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such corporations is then in the business of rating commercial paper), and having a maturity of one year or less; (vi) obligations with any Lender or any other commercial bank in respect of the repurchase of obligations of the type described in clause (iv) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (iv) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender or such other commercial bank; and (vii) preferred stock of any Person that is rated A- or better by S&P or Fitch or A3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such corporations is then in the business of rating preferred stock of entities engaged in such businesses).
“Cash Collateral Account” has the meaning assigned to that term in Section 2.4(i).
“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the LC Issuing Banks and the Lenders, as collateral for the LC Outstandings or obligations of Lenders to fund participations in respect of LC Outstandings, cash or deposit account balances or, if the Agent and the LC Issuing Banks shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Agent and the LC Issuing Banks. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, the date on which such Lender becomes a Lender, if later), of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the administration thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

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“Class” has the meaning assigned to that term in Section 2.2(a).
“Closing Date” means the day upon which each of the applicable conditions precedent enumerated in Sections 3.1 and 3.2 shall be fulfilled to the satisfaction of, or waived with the consent of, the Banks, the Agent and the Borrowers.
“Code” means the Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.
“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Advances to any Borrower and to participate in the Swingline Advances and reimbursement obligations of any Borrower in respect of Letters of Credit issued for the account of such Borrower in an aggregate amount no greater than the amount set forth on Schedule I hereto or, if such Lender has entered into one or more Lender Assignments or is an Additional Lender or an Increasing Lender, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.7(b), in each such case as such amount may be reduced from time to time or increased pursuant to Section 2.6.
“Commitment Increase” has the meaning assigned to that term in Section 2.6(d).
“Commitment Increase Approvals” means resolutions of the board of directors of the applicable Borrower authorizing any Commitment Increase.
“Communications” has the meaning assigned to that term in Section 8.2(b).
“Confidential Information” has the meaning assigned to that term in Section 8.8.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.4(d) and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consent Date” has the meaning assigned to that term in Section 2.19(a).
“Consenting Lender” has the meaning assigned to that term in Section 2.19(a).

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“Consolidated Capital” means, with respect to any Borrower, without duplication, at any date of determination, the sum of (i) Consolidated Debt of such Borrower, (ii) consolidated equity of the common stockholders of such Borrower and its Consolidated Subsidiaries, (iii) consolidated equity of the preference stockholders of such Borrower and its Consolidated Subsidiaries, (iv) the aggregate outstanding amount of Hybrid Securities of such Borrower, and (v) consolidated equity of the preferred stockholders of such Borrower and its Consolidated Subsidiaries, in each case determined at such date in accordance with GAAP, excluding, however, from such calculation, amounts identified as “Accumulated Other Comprehensive Income (Loss)” in the financial statements of the applicable Borrower set forth in the Report on Form 10-K or 10-Q of the Borrowers, as the case may be, filed most recently with the Securities and Exchange Commission prior to the date of such determination.
“Consolidated Debt” means, with respect to any Borrower, without duplication, at any date of determination, the aggregate Debt of such Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but shall not include (i) Nonrecourse Debt of any Subsidiary of such Borrower, (ii) the aggregate outstanding Debt of such Borrower and its Consolidated Subsidiaries evidenced by Hybrid Securities to the extent that the total book value of such securities does not exceed 15% of Consolidated Capital of such Borrower as of the date of determination or (iii) Operating Lease Obligations.
“Consolidated Subsidiary” means, with respect to any Person, any Subsidiary of such Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.
“Continuing Directors” means the members of the Board of Directors of the Parent on the date hereof and each other director of the Parent, if such other director’s election or nomination to the Board of Directors of Parent is approved by a majority of the then Continuing Directors.
“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Advances, as the case may be, pursuant to Section 2.10 or Section 2.11.
“Credit Exposure” means, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of all Advances made by such Lender outstanding at such time, (ii) such Lender’s Percentage of the LC Outstandings at such time and (iii) such Lender’s (other than the Swingline Lender’s) Percentage of the Swingline Advances outstanding at such time.
“Debt” means, for any Person, any and all indebtedness, liabilities and other monetary obligations of such Person (without duplication), (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising and repaid in the ordinary course of business), (iii) Financing Lease Obligations, (iv) under reimbursement or similar agreements with respect to letters of credit (other than trade letters of credit) issued to support indebtedness or obligations of such Person or of others of the kinds referred to in clauses (i) through (iii) above and clause (v) below, (v) reasonably quantifiable obligations under direct guaranties or indemnities, or under support agreements, in respect of, and reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) incurred in connection with any synthetic lease, tax retention operating lease or similar off-balance sheet financing product treated as an operating lease for financial accounting purposes and a capital lease for federal income tax purposes, in each case that is entered into after the Closing Date, but excluding the obligations under the Existing Synthetic Leases, including any extension, renewal, amendment or refinancing thereof; provided that if the aggregate amount owing in respect of all such Existing Synthetic

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Leases, after giving effect to any such extension, renewal, amendment or refinancing, exceeds the aggregate amount owed as of the Closing Date, such excess shall be included as Debt.
“Default Rate” means (i) with respect to the unpaid principal of or interest on any Advance, the greater of (A) 2% per annum above the Applicable Rate in effect from time to time for such Advance and (B) 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances and (ii) with respect to any other unpaid amount hereunder, 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender, as reasonably determined by the Agent, that (i) has failed (which failure has not been cured within two Business Days) to fund any Advance or any participation interest in Letters of Credit or Swingline Advances required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified the Agent and the Borrowers in writing of its good faith determination that a condition under Section 3.2 to its obligation to fund any Advance shall not have been satisfied or waived), (ii) has notified the Borrowers, the Agent, any LC Issuing Bank or the Swingline Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (iii) has failed, within three Business Days after receipt of a written request from the Agent or any Borrower delivered in accordance with Section 8.2 to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Advances or participations in Letters of Credit and Swingline Advances, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason, (iv) has failed to pay to the Agent, any LC Issuing Bank or any other Lender when due an amount owed by such Lender to the Agent, any LC Issuing Bank or any other Lender pursuant to the terms of this Agreement, or (v) (a) has become or is insolvent or (b) is the Subsidiary of a Person that has (w) become or is insolvent, (x) become or is the subject of a proceeding under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (y) had appointed for it a receiver, conservator, trustee, custodian or assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (z) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of an Equity Interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrowers, each LC Issuing Bank, each Swingline Lender and each Lender.

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“Designated Lender” means a Defaulting Lender or a Downgraded Lender.
“Direct Subsidiary” means, with respect to any Person, any Subsidiary directly owned by such Person.
“Dollars” and the sign “$” each means lawful money of the United States.
“Domestic Lending Office” means, with respect to any Lender, the office or affiliate of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or in the Lender Assignment pursuant to which it became a Lender (copies of which shall be provided by each Lender to the Agent and the Borrowers as of the date hereof, or, in the case of a Lender Assignment, upon or prior to such Lender Assignment), or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrowers and the Agent.
“Domestic Subsidiary” means any Subsidiary of any Borrower that is not a Foreign Subsidiary.
“Downgraded Lender” means any Lender that has a non-credit enhanced senior unsecured debt rating below investment grade from either Moody’s, S&P, Fitch or any other nationally recognized statistical rating organization recognized as such by the Securities and Exchange Commission.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (i) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) the central bank of any country that is a member of the OECD; and (iv) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (A) any such Person shall also (1) have outstanding unsecured indebtedness that is rated A- or better by S&P or Fitch or A3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such rating agencies is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (2) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), and (B) any Person described in clause (ii), (iii) or (iv) above shall, on the date on which it is to become a Lender hereunder, (x) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.17) and (y) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 2.13.

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“Eligible Project” means a project or other initiative of IPL or WPL constituting an “Eligible Project” within the meaning of 10 CFR § 609.3.
“Eligible Project Assets” means property of IPL or WPL, as applicable, that is created, acquired or constructed after the Second Amendment Effective Date solely for purposes of an Eligible Project.
“Equity Interests” means, (i) with respect to a corporation, shares of common stock of such corporation or any other interest convertible or exchangeable into any such interest, (ii) with respect to a limited liability company, a membership interest in such company, (iii) with respect to a partnership, a partnership interest in such partnership, and (iv) with respect to any other Person, an interest in such Person analogous to interests described in clauses (i) through (iii).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is under “common control” with, or a member of the same “controlled group” as, such Person, within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means, with respect to any Borrower: (i) with respect to a Plan of such Borrower, the occurrence of a “reportable event,” within the meaning of Section 4043 of ERISA for which the thirty day notice requirement has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment payment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(c) of the Code); (ii) the provision by the administrator of any Plan of such Borrower of notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA; (iii) the cessation of operations at a facility of such Borrower in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by such Borrower or an ERISA Affiliate of such Borrower from a Multiple Employer Plan or a Multiemployer Plan during a plan year for which it was a “substantial employer,” as defined in Section 4001(a)(2) of ERISA; (v) the failure by such Borrower or an ERISA Affiliate of such Borrower to make a payment to a Plan of such Borrower, which failure results in the imposition of a Lien; (vi) the incurrence of an obligation to provide a notice under Section 101(j) of ERISA; (vii) the adoption of an amendment to a Plan of such Borrower which may not take effect due to the application of Section 436(c)(1) of the Code or Section 206(g)(2)(A) of ERISA, or the payment of a contribution in order to satisfy the requirements of Section 436(c)(2) of the Code or Section 206(g)(2)(B) of ERISA; or (viii) the institution by the PBGC of proceedings to terminate a Plan of such Borrower, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan of such Borrower.

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“Erroneous Payment” has the meaning given to such in term in Section 7.13.

“Erroneous Payment Impacted Class” has the meaning given to such in term in Section 7.13.

“Erroneous Payment Deficiency Assignment” has the meaning given to such in term in Section 7.13.

“Erroneous Payment Return Deficiency” has the meaning given to such in term in Section 7.13.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means a Parent Event of Default, IPL Event of Default or WPL Event of Default, as the case may be.
“Excluded Taxes” has the meaning assigned to that term in Section 2.17(a).
“Existing Credit Agreement” has the meaning assigned to that term in the first Preliminary Statement to this Agreement.
“Existing Synthetic Leases” means all synthetic leases existing on the Closing Date and set forth on Schedule II.
“Extension Notice” has the meaning assigned to that term in Section 2.19(a).
“Extension of Credit” means (i) the disbursement of the proceeds of any Borrowing and (ii) the issuance of a Letter of Credit or the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder.
“Facility Fee” means a fee that shall be payable by each Borrower on the aggregate amount of the Commitment of each Lender, irrespective of usage, in an amount equal to the product of the rate per annum as set forth in the definition of Applicable Margin for such Borrower multiplied by its Sublimit, and if there is any change in such Borrower’s Sublimit during any applicable period, the Facility Fee for such Borrower shall be the sum of the products of the per annum Applicable Margin for such Borrower multiplied by the applicable Sublimit for each period that Sublimit was in effect.

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“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.
“Federal Bankruptcy Code” means 11 U.S.C. §§ 101 et seq., as amended from time to time, and any successor statute, and all regulations from time to time promulgated thereunder.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Fee Letters” means the Wells Fargo Fee Letter and the JPMorgan Fee Letter.
“FERC Order” means Docket No. ES23-66-000 dated November 29, 2023 and Errata dated December 5, 2023, issued by the Federal Energy Regulatory Commission authorizing IPL to obtain Extensions of Credit and to perform its obligations under this Agreement until December 31, 2025.
“Financing Lease Obligations” means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a finance lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the financing lease liability amount determined in accordance with such principles.
“First Amendment Effective Date” means March 15, 2023.
“Fitch” means Fitch Ratings.
“Floor” means a rate of interest equal to 0%.
“Foreign Lender” means (i) if any Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if any Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary of any Borrower that is organized under the law of any jurisdiction other than any state of the United States of America.

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“Fronting Exposure” means, at any time there is a Defaulting Lender, (i) with respect to any LC Issuing Bank, such Defaulting Lender’s LC Outstandings with respect to Letters of Credit issued by such LC Issuing Bank other than such portion of such Defaulting Lender’s LC Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (ii) with respect to any Swingline Lender, such Defaulting Lender’s Swingline Exposure with respect to outstanding Swingline Advances made by the Swingline Lender other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“Future PSC Order” means an order of the Public Service Commission of Wisconsin or other action by the Public Service Commission of Wisconsin or its staff required in order for WPL to receive Extensions of Credit for the term of this Agreement.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Approval” means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority or other legal or regulatory body.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Hazardous Substance” means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.
“Hostile Acquisition” means any acquisition involving a tender offer or proxy contest that has not been recommended or approved by the board of directors (or similar governing body) of the Person that is the subject of such acquisition prior to the first public announcement or disclosure relating to such acquisition.
“Hybrid Securities” means, with respect to any Borrower, any hybrid securities consisting of trust preferred securities or deferrable interest subordinated debt securities issued by such Borrower or any of its Subsidiaries or a financing vehicle of such Borrower that (i) has an original maturity of at least 20 years, (ii) requires no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least ninety-one days after the occurrence of the Termination Date and (iii) are classified as possessing a minimum of “intermediate equity content” by S&P, Basket C equity credit by Moody’s, and, if available, 50% equity credit by Fitch; provided that, to the extent any such category of a rating agency is no longer in existence, the applicable references in this definition shall be deemed to be a reference to the nearest equivalent category of such rating agency.

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“Increasing Lender” has the meaning assigned to that term in Section 2.6(d).
“Indemnified Person” has the meaning assigned to that term in Section 8.4(b).
“Initial Advances” has the meaning assigned to that term in Section 2.6(d)(iii).
“Interest Period” means, for each SOFR Advance made as part of the same Borrowing, the period commencing on the date of such SOFR Advance or the date of the Conversion of any Advance into such a SOFR Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three, or six months (subject to availability), as the applicable Borrower may, upon notice received by the Agent not later than 11:00 a.m. on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
(i)    no Borrower may select any Interest Period that ends after the Termination Date;
(ii)    Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;
(iii)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a SOFR Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
(iv)    there shall be no more than twelve (12) Interest Periods in effect at any time.
“IPL” means Interstate Power and Light Company, an Iowa corporation.
“IPL Event of Default” has the meaning assigned to that term in Section 6.1.
“IPL Maximum Sublimit” means $400,000,000.
“IPL Sublimit” means $300,000,000 as such amount may be adjusted pursuant to Section 2.6.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

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“ISP” has the meaning assigned to that term in Section 8.10.
“Joint Arrangers” means, collectively, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Goldman Sachs Bank USA, BofA Securities, Inc., , Mizuho Bank, Ltd., and MUFG Bank, Ltd.
“JPMorgan Fee Letter” means that certain letter agreement, dated November 19, 2024 between the Borrowers and JPMorgan Chase Bank, N.A.
“LC Commitment” means, for each LC Issuing Bank, the obligation of such LC Issuing Bank to issue Letters of Credit in an amount no greater than the amount set forth on Schedule I hereto (or such greater amount as agreed to by such LC Issuing Bank in its sole and absolute discretion).
“LC Fee” is defined in Section 2.5(c).
“LC Issuing Bank” means Wells Fargo, JPMorgan Chase Bank, N.A. and any other Lender who has agreed in its sole discretion to issue Letters of Credit and has been approved by the Borrowers and the Agent to serve in such capacity.
“LC Outstandings” means, on any date of determination, the sum of the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus the aggregate principal amount of all unpaid reimbursement obligations of any Borrower on such date with respect to payments made by the LC Issuing Banks under Letters of Credit.
“LC Payment Notice” is defined in Section 2.4(d).
“LC Sublimit” means $100,000,000 or, if less, the Aggregate Commitment at the time of determination, as such may be reduced at or prior to such time pursuant to the terms hereof.
“Lender Assignment” means an assignment and acceptance agreement entered into by a Lender and an Eligible Assignee, and accepted by the Agent and the LC Issuing Banks, in substantially the form of Exhibit 8.7.
“Lenders” means the Banks listed on the signature pages hereof, each Additional Lender and each Eligible Assignee that shall become a party hereto pursuant to Section 8.7, provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Swingline Lender in such capacity.
“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Advances, which office may, to the extent the applicable Lender notifies the Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

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“Letter of Credit” means any standby letter of credit issued by any LC Issuing Bank pursuant to Section 2.4.
“Lien” has the meaning assigned to that term in Section 5.2(a).
“Loan Documents” means (i) this Agreement, any Notes issued pursuant to Section 2.16, and the Fee Letters, (ii) all agreements, documents and instruments in favor of the Agent, the LC Issuing Banks or the Lenders (or the Agent on behalf of any LC Issuing Bank or the Lenders), and (iii) all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.
“Majority Lenders” means, on any date of determination, Lenders that, collectively, on such date (i) hold greater than 50% of the then Outstanding Credits and, (ii) if there are no Outstanding Credits, have Percentages in the aggregate greater than 50%; provided that the Outstanding Credits and Percentage held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders. Any determination of those Lenders constituting the Majority Lenders shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.
“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System.
“Material Adverse Change” means, with respect to any Borrower, (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of such Borrower or such Borrower and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of such Borrower to perform its obligations under any Loan Document to which it is a party; or (iii) a material adverse change upon the legality, validity, binding effect or enforceability against such Borrower of any Loan Document to which it is a party.
“Maximum Sublimit” means, individually, the Parent Maximum Sublimit, the IPL Maximum Sublimit, or the WPL Maximum Sublimit and collectively, the “Maximum Sublimits”.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Mortgage Bond Indentures” means the indentures listed on Schedule IV hereto.
“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which any Borrower or any ERISA Affiliate of any Borrower is making or has an obligation to make contributions, or has within any of the preceding five plan years made or had an obligation to make contributions.
“Multiple Employer Plan” means a “single employer plan”, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and (i) is maintained for employees of any Borrower or an ERISA Affiliate of any Borrower and at least one Person other than such Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which such Borrower or an ERISA Affiliate of such Borrower could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

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“Non-Consenting Lender” has the meaning assigned to that term in Section 2.19(a).
“Non-Performing Lender” has the meaning assigned to that term in Section 2.4(e).
“Nonrecourse Debt” means Debt of any Subsidiary of any Borrower (i) as to which (A) such Borrower provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) such Borrower is not directly or indirectly liable as a guarantor or indemnitor, (C) such Borrower is not the lender or other type of creditor, or (D) the relevant legal documents do not provide that the lenders or other type of creditors with respect thereto will have any recourse to the stock or assets of such Borrower and (ii) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Debt (other than the Advances, any Note, or any extension, renewal, refinancing or replacement thereof that does not increase the outstanding principal thereof) of such Borrower to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity. For the avoidance of doubt, if such Borrower provides credit support that is limited in its drawable amount for any portion of Debt of any Subsidiary of such Borrower that would be considered Nonrecourse Debt but for the provision of such credit support, such Debt shall be considered Nonrecourse Debt to the extent that it is not so supported.
“Notes” means any or all of the Revolving Notes and the Swingline Note.
“Notice of Borrowing” has the meaning assigned to that term in Section 2.2(b).
“Notice of Conversion” has the meaning assigned to that term in Section 2.11.
“Notice of Swingline Borrowing” has the meaning assigned to that term in Section 2.2(c).
“OECD” means the Organization for Economic Cooperation and Development.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Operating Lease Obligations” means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as an operating lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the operating lease liability amount determined in accordance with such principles.
“Other Taxes” has the meaning assigned to that term in Section 2.17(b).
“Outstanding Credits” means, on any date of determination, an amount equal to the sum of (i) the aggregate principal amount of all Revolving Advances outstanding on such date, (ii) the aggregate principal amount of all Swingline Advances outstanding on such date, and (iii) the LC Outstandings on such date.

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“Parent” means Alliant Energy Corporation, a Wisconsin corporation.
“Parent Event of Default” has the meaning assigned to that term in Section 6.1.
“Parent Maximum Sublimit” means $1,000,000,000.
“Parent Sublimit” means $600,000,000 as such amount may be adjusted pursuant to Section 2.6.
“Participant” has the meaning given to such term in Section 8.7(c).
“Participant Register” has the meaning given to such term in Section 8.7(c).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
“Payment Recipient” has the meaning given to such in term in Section 7.13.
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor entity).
“Percentage” means, for any Lender on any date of determination, the percentage obtained by dividing such Lender’s Commitment on such day by the Aggregate Commitment on such date, and multiplying the quotient so obtained by 100. If the Aggregate Commitments have been terminated pursuant to Section 6.1 or if the Aggregate Commitments have expired, then the Percentage of each Lender shall be determined based on the Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Prior Termination Date” has the meaning assigned to that term in Section 2.19(b).
“PSC Order” means the order of the Public Service Commission of Wisconsin (Docket Nos. 6680-SB-143 and 6680-AU-122).

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“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Recipient” means (i) the Agent, (ii) any Lender and (iii) any LC Issuing Bank, as applicable.
“Refunded Swingline Advances” has the meaning assigned to that term in Section 2.2(d).
“Register” has the meaning assigned to that term in Section 8.7(a)(iv).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.
“Request for Issuance” means a request made pursuant to Section 2.4(a) in the form of Exhibit 2.4.
“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Loan Documents.
“Resignation Effective Date” has the meaning assigned to that term in Section 7.7.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Advances” has the meaning assigned to that term in Section 2.1(a).
“Revolving Note” means a promissory note issued at the request of a Lender pursuant to Section 2.16, in substantially the form of Exhibit 1.1(a) hereto, evidencing the aggregate indebtedness of a Borrower to such Lender resulting from the Revolving Advances made by such Lender.
“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of McGraw Hill Financial, Inc., or any successor thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

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“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Extensions of Credit will be used, or (c) from which repayment of the Extensions of Credit will be derived.
“Second Amendment Effective Date” means December 18, 2024.
“Senior Financial Officer” means the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer or Assistant Treasurer of the applicable Borrower.
“Significant Subsidiary” means any Subsidiary of any Borrower that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 20% of the consolidated assets (valued at book value) of such Borrower and its Subsidiaries.
“Single Employer Plan” means a “single employer plan”, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of any Borrower or an ERISA Affiliate of any Borrower and no Person other than such Borrower and its ERISA Affiliates, or (ii) was so maintained and in respect of which such Borrower or an ERISA Affiliate of such Borrower could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Advance” means an Advance (other than a Swingline Advance) that bears interest based upon Adjusted Term SOFR as provided in clause (ii) of the definition of “Applicable Rate”.

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“Sublimit” means, individually, the Parent Sublimit, the IPL Sublimit, or the WPL Sublimit and collectively, the “Sublimits”.
“Sublimit Adjustment Letter” means a letter substantially in the form of Exhibit 1.1(c).
“Subsequent Advances” has the meaning assigned to that term in Section 2.6(d)(iii).
“Subsidiary” means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding Equity Interests having ordinary voting power (irrespective of whether at the time Equity Interests of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time owned by said Person, either directly or through one or more other Subsidiaries. In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.
“Supplemental Order” means the order, orders or regulations of the Federal Energy Regulatory Commission or its successor or any other applicable statute authorizing IPL to obtain Extensions of Credit and to perform its obligations under this Agreement after December 31, 2025.
“Swingline Advance” shall have the meaning given to such term in Section 2.1(b).
“Swingline Commitment” means $100,000,000 or, if less, the Available Commitment of the Swingline Lender at the time of determination, as such amount may be reduced.
“Swingline Exposure” means, with respect to any Lender at any time, its maximum aggregate liability to make Refunded Swingline Advances pursuant to Section 2.2(d) or to purchase participations pursuant to Section 2.2(e) in Swingline Advances that are outstanding at such time.
“Swingline Lender” means Wells Fargo in its capacity as maker of Swingline Advances, and its successors in such capacity.
“Swingline Note” means a promissory note issued at the request of the Swingline Lender pursuant to Section 2.16, in substantially the form of Exhibit 1.1(b) hereto, evidencing the aggregate indebtedness of the Borrowers to such Lender resulting from Swingline Advances made by the Swingline Lender.
“Swingline Termination Date” means the date that is five Business Days prior to the Termination Date.
“Taxes” has the meaning assigned to that term in Section 2.17(a).
“Termination Date” means the earlier to occur of (i) December 17, 2027 (as such date may be extended from time to time pursuant to Section 2.19); provided, however, that, in each case, if such date is not a Business Day, the Termination Date shall be the immediately preceding Business Day and (ii) the date of termination or reduction in whole of the Aggregate Commitment pursuant to Section 2.6 or Section 6.1.

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“Term SOFR” means,
(d)    for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(e)    for any calculation with respect to a Base Rate Advance or a Swingline Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Title XVII Clean Energy Financing Program” means the “Title 17 Clean Energy Financing Program” administered by the Department of Energy Loan Programs Office under the authority created in Title XVII of the Energy Policy Act of 2005 (Pub. L. No. 109-58), as amended by Section 406 of Div. A of Title IV of Pub. L. 111-5, and as further amended from time to time, and the regulations with respect thereto at 10 CFR § 609.
“Trigger Date” means with respect to IPL, December 31, 2025 or any other date on which IPL shall require an additional Governmental Approval under federal law in order to obtain additional Extensions of Credit and perform its obligations under this Agreement.

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“Type” has the meaning assigned to that term in Section 2.2(a).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unmatured Default” means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default for the applicable Borrower.
“Unutilized Swingline Commitment” means, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Advances that are outstanding at such time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.2, 2.11, and 2.12, in each case, such day is also a Business Day.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e).
“Utilities” means, collectively, WPL and IPL.
“Wells Fargo” has the meaning assigned to that term in the Preamble to this Agreement.
“Wells Fargo Fee Letter” means that certain letter agreement, dated November 19, 2024 between the Borrowers, Wells Fargo, and Wells Fargo Securities, LLC.
“WPL” means Wisconsin Power and Light Company, a Wisconsin corporation.
“WPL Event of Default” has the meaning assigned to that term in Section 6.1.
“WPL Maximum Sublimit” means $500,000,000.
“WPL Minimum Sublimit” has the meaning set forth in Section 2.6(a).

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“WPL Sublimit” means $400,000,000 as such amount may be adjusted pursuant to Section 2.6.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Computation of Time Periods. Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to Charlotte, North Carolina time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time “from” a specified date “to” or “until” a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
Section 1.3    Computations of Outstandings. Whenever reference is made in this Agreement to the “principal amount outstanding” on any date under this Agreement, such reference shall refer to the aggregate principal amount of all Advances outstanding on such date after giving effect to all Advances to be made on such date and the application of the proceeds thereof.
Section 1.4    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP as in effect from time to time applied on a consistent basis. With respect to (and only with respect to) determining compliance with this Agreement, all calculations shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 5.1(h) (or prior to the delivery of the first financial statements pursuant to Section 5.1(h), consistent with the financial statements described in Section 4.1(f)); provided, however, if (i) any Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) the Agent or the Majority Lenders shall so object in writing within thirty days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by such Borrower to the Lenders as to which no such objection shall have been made. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Borrower or its Subsidiaries at “fair value”, as defined therein and (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification of Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof, in each case unless the Borrowers, the Agent and the Lenders shall enter into a mutually acceptable amendment addressing such changes.

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Section 1.5    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).
Section 1.6    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
AMOUNTS AND TERMS OF THE EXTENSIONS OF CREDIT
Section 2.1    The Advances.
(a)    Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a “Revolving Advance” and collectively, the “Revolving Advances”) to each Borrower from time to time, during the period from and including the date hereof, to and up to, but excluding, the Termination Date, in an aggregate outstanding amount not to exceed at any time such Lender’s Available Commitment, provided that no Borrowing of Revolving Advances shall be made if, immediately after giving effect thereto (and to any concurrent repayment of Swingline Advances with proceeds of Revolving Advances made pursuant to such Borrowing), (i) the Outstanding Credits would exceed the Aggregate Commitments as reduced by an amount equal to the difference of (A) the Commitment of any Defaulting Lender minus (B) the principal amount of such Defaulting Lenders’ outstanding funded Outstanding Credits or (ii) the Outstanding Credits extended to any Borrower would exceed such Borrower’s Sublimit. Each Borrowing shall be in an aggregate amount not less than $5,000,000 (or, if lower, the amount of the Aggregate Available Commitment) or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Percentages. Within the limits of each Lender’s Commitment and as hereinabove and hereinafter provided, each Borrower may request Borrowings hereunder, and repay or prepay Revolving Advances pursuant to Section 2.12 and utilize the resulting increase in the Aggregate Available Commitment (subject to its Sublimit) for further Extensions of Credit in accordance with the terms hereof.

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(b)    The Swingline Lender agrees, on the terms and conditions hereinafter set forth, to make advances (each, a “Swingline Advance,” and collectively, the “Swingline Advances”) to each Borrower, during the period from and including the date hereof, to and up to, but excluding, the Swingline Termination Date (or, if earlier, the Termination Date), in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment. Notwithstanding anything to the contrary herein, no Borrowing of Swingline Advances shall be made if, (i) immediately after giving effect thereto, the Outstanding Credits would exceed the Aggregate Commitment at such time (as reduced by an amount equal to the difference of (A) the Commitment of any Defaulting Lender minus (B) the principal amount of such Defaulting Lenders’ funded Outstanding Credits), (ii) the Outstanding Credits extended to any Borrower would exceed such Borrower’s Sublimit or (iii) any Lender is at such time a Designated Lender hereunder, unless the Swingline Lender has entered into satisfactory arrangements, including, without limitation, the posting of Cash Collateral, with the applicable Borrower or such Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.22(a)(iv)) risk with respect to such Lender.
Section 2.2    Making the Advances.
(a)    The Revolving Advances (together with the Swingline Advances, a “Class” of Loan) shall, at the option of the applicable Borrower and subject to the terms and conditions of this Agreement, be either a Base Rate Advance or SOFR Advance (each, a “Type” of Advance). The Swingline Advances shall be made and maintained as Adjusted Term SOFR Market Index Rate Advances at all times.
(b)    In order to make a Borrowing (other than (w) Borrowings of Swingline Advances, which shall be made pursuant to Section 2.2(c), (y) Borrowings for the purpose of repaying Refunded Swingline Advances, which shall be made pursuant to Section 2.2(d), or (z) conversions of outstanding Advances made pursuant to Section 2.11), the applicable Borrower will give the Agent written notice not later than 11:00 a.m. (i) on the third U.S. Government Securities Business Day prior to the date of the proposed Borrowing, in the case of a Borrowing comprised of SOFR Advances and (ii) not later than 10:00 a.m. on the date of the proposed Borrowing, in the case of a Borrowing comprised of Base Rate Advances. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by facsimile or email (in accordance with procedures prescribed by the Agent), in substantially the form of Exhibit 2.2(b) hereto, specifying therein the requested (A) date of such Borrowing, (B) Type of Advances comprising such Borrowing, (C) aggregate amount of such Borrowing and (D) in the case of a Borrowing comprised of SOFR Advances, the initial Interest Period for each such Advance. Each Lender shall, before (x) 12:00 noon on the date of such Borrowing, in the case of a Borrowing comprised of SOFR Advances, and (y) 1:00 p.m. on the date of such Borrowing, in the case of a Borrowing comprised of Base Rate Advances, make available for the account of its Lending Office to the Agent at its address referred to in Section 8.2, in same day funds, such Lender’s Percentage of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such funds available to the applicable Borrower by means of a credit or wire transfer to the account specified in writing by such Borrower.

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(c)    In order to make a Borrowing of a Swingline Advance, the applicable Borrower will give the Agent (and the Swingline Lender, if the Swingline Lender is not also the Agent) written notice not later than 2:00 p.m. on the date of such Borrowing. Each such notice of a Borrowing (a “Notice of Swingline Borrowing”) shall be by facsimile or email (in accordance with procedures prescribed by the Agent), in substantially the form of Exhibit 2.2(c) hereto, specifying therein the requested (A) date of such Borrowing, and (B) aggregate amount of such Swingline Advance to be made pursuant to such Borrowing (which shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $500,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)). Not later than 4:00 p.m. on the date of such Borrowing, the Swingline Lender will make available for the account of its Lending Office to the Agent at its address referred to in Section 8.2, in same day funds, an amount equal to the amount of the requested Swingline Advance. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such funds available to the applicable Borrower by means of a credit or wire transfer to the account specified in writing by such Borrower.
(d)    With respect to any outstanding Swingline Advances, the Swingline Lender may at any time (whether or not any Unmatured Default or Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the applicable Borrower to, cause a Revolving Advance to be made for such Borrower for the purpose of repaying such Swingline Advances by delivering to the Agent (if the Agent is not also the Swingline Lender) and each other Lender (on behalf of, and with a copy to, the applicable Borrower), not later than 11:00 a.m. one Business Day prior to the proposed date of such Borrowing therefor, a notice (which shall be deemed to be a Notice of Borrowing given by the applicable Borrower) requesting the Lenders to make Revolving Advances (which shall be made initially as Base Rate Advances) on such date of Borrowing in an aggregate amount equal to the amount of such Swingline Advances (the “Refunded Swingline Advances”) outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 1:00 p.m. on the requested date of such Borrowing, each Lender (other than the Swingline Lender) will make available for the account of its Lending Office to the Agent at its address referred to in Section 8.2, in same day funds, such Lender’s Percentage of such Borrowing. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Agent, which shall apply such amounts in repayment of the Refunded Swingline Advances. Notwithstanding any provision of this Agreement to the contrary, on the relevant date of such Borrowing, the Refunded Swingline Advances (including the Swingline Lender’s Percentage thereof, in its capacity as a Lender) shall be deemed to be repaid with the proceeds of the Revolving Advances made as provided above (including a Revolving Advance deemed to have been made by the Swingline Lender), and such Refunded Swingline Advances deemed to be so repaid shall no longer be outstanding as Swingline Advances but shall be outstanding as Revolving Advances. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the applicable Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Lenders in the manner contemplated by Section 2.18.

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(e)    If, as a result of any bankruptcy, insolvency or similar proceeding with respect to a Borrower, Revolving Advances are not made pursuant to Section 2.2(d) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Advances, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the applicable Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Swingline Lender), and each Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Advances in an amount equal to its Percentage of the unpaid amount thereof together with accrued interest thereon. Upon one Business Day’s prior notice from the Swingline Lender, each Lender (other than the Swingline Lender) will make available for the account of its Lending Office to the Agent at its address referred to in Section 8.2, in same day funds, such Lender’s respective participation. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Agent. In the event any such Lender fails to make available to the Agent the amount of such Lender’s participation as provided in this Section 2.2(e), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three Business Days and thereafter at the Applicable Rate for Base Rate Advances. Promptly following its receipt of any payment by or on behalf of the applicable Borrower in respect of a Swingline Advance, the Swingline Lender will pay to each Lender that has acquired a participation therein such Lender’s ratable share of such payment.
(f)    Notwithstanding any provision of this Agreement to the contrary, the obligation of each Lender (other than the Swingline Lender) to make Revolving Advances for the purpose of repaying any Refunded Swingline Advances pursuant to Section 2.2(d) and each such Lender’s obligation to purchase a participation in any unpaid Swingline Advances pursuant to Section 2.2(e) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Agent, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Unmatured Default or Event of Default, (iii) the failure of the amount of such Borrowing of Revolving Advances to meet the minimum Borrowing amount specified in Section 2.1(a), or (iv) the failure of any conditions set forth in Section 3.2 or elsewhere herein to be satisfied.

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(g)    Each Notice of Borrowing and Notice of Swingline Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of SOFR Advances, the applicable Borrower shall severally (and not jointly with any other Borrower) indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the SOFR Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
Section 2.3    Funding Reliance.
(a)    Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender’s Advance as part of such Borrowing, the Agent may assume that such Lender has made such Advance available to the Agent on the time of such Borrowing in accordance with Section 2.2 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such time a corresponding amount. If and to the extent that such Lender shall not have so made such Advance available to the Agent, such Lender and the affected Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the time such amount is made available to such Borrower until the time such amount is repaid to the Agent, at (i) in the case of the affected Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.
(b)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
Section 2.4    Letters of Credit.
(a)    Subject to the terms and conditions hereof, so long as no Unmatured Default or Event of Default with respect to the requesting Borrower has occurred and is continuing, each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than two Business Days’ prior notice thereof by delivery of a Request for Issuance to the Agent and the applicable LC Issuing Bank substantially in the form attached hereto in Exhibit 2.4 accompanied by such documents and information pertaining to the requested Letter of Credit, including the LC Issuing Bank’s standard letter of credit application form, duly completed and signed, as the LC Issuing Bank may reasonably require. Each Request for Issuance shall specify a statement of drawing conditions applicable to such Letter of Credit, and if such Request for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. The expiry of such Letter of Credit shall be no later than the earlier of (i) five Business Days’ prior to the Termination Date and (ii) one year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the applicable Borrower, provide by its terms, and on terms acceptable to the applicable LC Issuing Bank, for extension for successive periods of one year or less (but not beyond the date five Business Days prior to the applicable Termination Date), unless and until such LC Issuing Bank shall have delivered a notice of non-extension to the beneficiary of such Letter of Credit. Each Request for Issuance shall be irrevocable unless modified or rescinded by the applicable Borrower not less than one day prior to the proposed date of issuance specified therein. Not later than 12:00 noon on the proposed date of issuance specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the applicable LC Issuing Bank shall

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issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Agent, which shall promptly furnish copies thereof to the Lenders.
(b)    No Letter of Credit shall be requested or issued hereunder if, (i) after the issuance thereof, (A) the Outstanding Credits would exceed the Aggregate Commitments (as reduced by an amount equal to the difference of (x) the Commitment of any Defaulting Lender minus (y) the principal amount of such Defaulting Lenders’ funded Outstanding Credits), (B) the aggregate LC Outstandings would exceed the LC Sublimit, (C) the LC Outstandings with respect to Letters of Credit issued by any LC Issuing Bank would exceed the LC Commitment of such LC Issuing Bank, or (D) the Outstanding Credits extended to any Borrower would exceed such Borrower’s Sublimit, (ii) any Lender is at such time a Designated Lender hereunder, unless the applicable LC Issuing Bank has entered into satisfactory arrangements, including, without limitation, the posting of Cash Collateral, with the applicable Borrower or such Lender to eliminate such LC Issuing Bank’s Fronting Exposure with respect to such Lender or (iii) the Letter of Credit is to be denominated in a currency other than Dollars.
(c)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable LC Issuing Bank shall notify the applicable Borrower and the Agent thereof. Not later than 12:00 noon on the date of any payment by the applicable LC Issuing Bank under a Letter of Credit, the applicable Borrower shall reimburse such LC Issuing Bank through the Agent in an amount equal to the amount of such drawing. If such Borrower fails to so reimburse such LC Issuing Bank by such time, such Borrower hereby severally agrees to pay to the Agent for the account of the applicable LC Issuing Bank and, if they shall have purchased participations in the reimbursement obligations of such Borrower pursuant to Section 2.4(d), the Lenders, on demand made by the applicable LC Issuing Bank to such Borrower, on and after each date on which such LC Issuing Bank shall pay any amount under any Letter of Credit issued by such LC Issuing Bank, a sum equal to the amount so paid plus interest on such amount from the date so paid by such LC Issuing Bank until repayment to such LC Issuing Bank in full at a fluctuating interest rate per annum equal to the interest rate applicable to Base Rate Advances plus, if any amount paid by such LC Issuing Bank under a Letter of Credit is not reimbursed by such Borrower within three Business Days, 2%.

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(d)    Immediately upon the issuance of any Letter of Credit, the applicable LC Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuing Bank, without recourse or warranty, an undivided interest and participation, pro rata (based on such Lender’s Percentage), in such Letter of Credit, each drawing made thereunder and the obligations of the applicable Borrower under this Agreement with respect thereto (other than the fees payable by such Borrower to such LC Issuing Bank). If the applicable LC Issuing Bank shall not have been reimbursed in full for any payment made by such LC Issuing Bank under a Letter of Credit issued by such LC Issuing Bank on the date of such payment, such LC Issuing Bank shall give the Agent and each Lender prompt notice thereof (an “LC Payment Notice”) no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by such LC Issuing Bank. Each Lender severally agrees, absolutely and unconditionally, to pay to the Agent for the account of the applicable LC Issuing Bank an amount equal to such Lender’s Percentage of such unreimbursed amount paid by such LC Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Rate from the date of the payment by such LC Issuing Bank to the date of payment to such LC Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 p.m. on the later to occur of (i) the Business Day immediately following the date of such payment by the applicable LC Issuing Bank and (ii) the Business Day on which such Lender shall have received an LC Payment Notice from such LC Issuing Bank. Each Lender’s obligation to make each such payment to the Agent for the account of the applicable LC Issuing Bank shall be several and shall not be affected by the occurrence or continuance of an Unmatured Default or Event of Default or the failure of any other Lender to make any payment under this Section 2.4(d) or the failure of such LC Issuing Bank to provide the LC Payment Notice by 12:00 noon on the Business Day immediately succeeding the date of payment under a Letter of Credit by such LC Issuing Bank. Upon any change in the Commitment or Percentage of any Lender, with respect to all outstanding Letters of Credit and reimbursement obligations there shall be an automatic adjustment to the participations pursuant to this Section 2.4(d) to reflect the new Percentages of the Lenders.
(e)    The failure of any Lender to make any payment to the Agent for the account of the applicable LC Issuing Bank in accordance with Section 2.4(d) shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a “Non-Performing Lender”) shall fail to make any payment to the Agent for the account of the applicable LC Issuing Bank in accordance with Section 2.4(d) within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, such LC Issuing Bank shall be deemed, for purposes of Section 8.1 and Article VI hereof, to be a Lender owed a Borrowing in an amount equal to the outstanding principal amount due and payable by such Non-Performing Lender to the Agent for the account of such LC Issuing Bank pursuant to Section 2.4(d).
(f)    The payment obligations of each Lender under Section 2.4(d) and of each Borrower under this Agreement in respect of any payment under any Letter of Credit by any LC Issuing Bank shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

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(i)    any lack of validity or enforceability of this Agreement, any other Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;
(ii)    any amendment or waiver of, or any consent to departure from, the terms of this Agreement, any other Loan Document or such Letter of Credit;
(iii)    the existence of any claim, set-off, defense or other right which such Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any LC Issuing Bank, the Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby, thereby or by such Letter of Credit, or any unrelated transaction;
(iv)    any statement or any other document presented under such Letter of Credit reasonably proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)    payment in good faith by any LC Issuing Bank under the Letter of Credit issued by such LC Issuing Bank against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
(g)    Each Borrower severally assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit issued for its account. Neither the LC Issuing Banks, the Lenders nor any of their Related Parties shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the applicable LC Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit. Notwithstanding any provision to the contrary contained in any Loan Document, each Borrower and each Lender shall have the right to bring suit against any LC Issuing Bank, and such LC Issuing Bank shall be liable to such Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by such Borrower or such Lender which such Borrower or such Lender proves were caused by such LC Issuing Bank’s willful misconduct or gross negligence, including, in the case of such Borrower, such LC Issuing Bank’s willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) that strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, each LC Issuing Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such LC Issuing Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute willful misconduct or gross negligence by such LC Issuing Bank. Notwithstanding the foregoing, no Lender shall be obligated to indemnify any Borrower for damages caused by any LC Issuing Bank’s willful misconduct or gross negligence.

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(h)    If any Letter of Credit contains a provision pursuant to which it is deemed to be automatically extended unless notice of non-extension of such Letter of Credit is given by the applicable LC Issuing Bank, such LC Issuing Bank shall timely give notice of non-extension if (i) as of close of business on the seventeenth day prior to the last day upon which such LC Issuing Bank’s notice of non-extension may be given to the beneficiaries of such Letter of Credit, such LC Issuing Bank has received a request to send a notice of non-extension from the applicable Borrower or a notice from the Agent that the conditions to extend the expiration of such Letter of Credit have not been satisfied or (ii) the extended Letter of Credit would have a term not permitted by Section 2.4(a).
(i)    If (i) as of the Termination Date, any Letter of Credit for any reason remains outstanding or (ii) at any time, the aggregate LC Outstandings with respect to any LC Issuing Bank shall exceed such LC Issuing Bank’s LC Commitment, the applicable Borrower shall (A) deliver to the Agent as Cash Collateral an amount in cash equal to the aggregate LC Outstandings (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw hereunder) or, in the case of clause (ii), an amount in cash equal to such excess or (B) shall make some other arrangements to provide credit support for such Letters of Credit reasonably satisfactory to the Agent and the applicable LC Issuing Bank. The Agent shall deposit such cash in a special collateral account of such Borrower pursuant to arrangements satisfactory to the Agent (such account, the “Cash Collateral Account”) for the benefit of the Agent, the LC Issuing Banks and the Lenders. Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Agent in the name of, and under the sole dominion and control of, the Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by Wells Fargo for deposits equal to the amount deposited by such Borrower in the Cash Collateral Account, for a term to be determined by the Agent, in its sole discretion. Each Borrower hereby grants to the Agent for the benefit of the LC Issuing Banks and the Lenders a Lien in and hereby assigns to the Agent for the benefit of LC Issuing Banks and the Lenders all of its right, title and interest in, its Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit issued for its account. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Agent may apply the amounts then on deposit in the Cash Collateral Account, toward the payment in full of any of the obligations of such affected Borrower as and when such obligations shall become due and payable. Any amounts remaining in the Cash Collateral Account (including interest) after the expiration of all Letters of Credit and reimbursement in full of the LC Issuing Banks for all of its obligations thereunder shall be held by the Agent, for the benefit of the applicable Borrower, to be applied against such Borrower’s Outstanding Credits, together with expenses related thereto and accrued interest thereon, in such order and manner as the Agent may direct. If any Borrower is required to provide Cash Collateral in the case of clause (ii) above, such amount (including interest), to the extent not applied as aforesaid, shall be returned to such Borrower on demand, provided that after giving effect to such return (i) the aggregate Outstanding Credits to the affected Borrower would not exceed such Borrower’s Sublimit and the aggregate LC Outstandings with respect to any LC Issuing Bank shall not exceed such LC Issuing Bank’s LC Commitment, and (ii) no Unmatured Default or Event of Default with respect to such Borrower shall have occurred and be continuing at such time.

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Section 2.5    Fees.
(a)    Each Borrower agrees to pay to Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., for their own respective accounts, on the Second Amendment Effective Date, its Applicable Percentage (as defined in the Fee Letters) of the fees required under the Fee Letters to be paid to them on the Second Amendment Effective Date, in the amounts due and payable on such date as required by the terms thereof;
(b)    Each Borrower agrees to pay to the Agent for the account of each Lender the Facility Fee, from the date hereof, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the later of the Termination Date and the date all Outstanding Credits are paid in full, payable quarterly in arrears on the last Business Day of each March, June, September and December during the term of such Lender’s Commitment, commencing December 31, 2021, and on the later of the Termination Date and the date all Outstanding Credits are paid in full; provided, however, that any Defaulting Lender shall only be entitled to a Facility Fee as provided in Section 2.22(a)(iii).
(c)    Each Borrower shall pay to the Agent for the account of each Lender a fee (the “LC Fee”) on the average daily amount of the sum of the undrawn stated amounts of all Letters of Credit outstanding on each such day issued for the account of such Borrower, from the date hereof until the later to occur of the Termination Date and the date on which no Letters of Credit are outstanding, payable on the last Business Day of each March, June, September and December (commencing December 31, 2021) and such later date, at a rate equal at all times to the Applicable Margin for such Borrower in effect from time to time for SOFR Advances; provided, however, that any LC Fee otherwise payable for the account of a Designated Lender with respect to any Letter of Credit as to which such Designated Lender has not provided Cash Collateral satisfactory to the LC Issuing Banks pursuant to Section 2.22(c) shall be payable, to the maximum extent permitted by applicable law, to the Lenders in accordance with the upward adjustments of their respective Percentages allocable to such Letter of Credit pursuant to Section 2.22(a)(iv), with the balance of such fee, if any, payable to the applicable LC Issuing Bank for its own account. In addition, each Borrower shall pay to each LC Issuing Bank such fees for the issuance and maintenance of Letters of Credit issued by such LC Issuing Bank for the account of such Borrower and for drawings thereunder as may be separately agreed between such Borrower and such LC Issuing Bank.
(d)    Each Borrower shall pay to the Agent, for its own account, its Applicable Percentage (as defined in the Fee Letters) of the fees in the amounts and at the times provided for in the Fee Letters.
(e)    Each Borrower shall pay to each LC Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by such LC Issuing Bank for the account of such Borrower, at the rate per annum specified, in the case of Wells Fargo and JPMorgan Chase Bank, N.A., in the Fee Letters, and, in the case of any other LC Issuing Bank, as separately agreed between the Borrowers and such LC Issuing Bank. The fronting fee will be calculated on the average daily amount of the sum of the undrawn stated amounts of all Letters of Credit outstanding issued by such LC Issuing Bank for the account of such Borrower in respect of the most recently-ended quarterly period, from the date hereof until the later to occur of the Termination Date and the date on which no Letters of Credit are outstanding, payable on the last Business Day of each March, June, September and December (commencing December 31, 2021).

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Section 2.6    Changes in the Commitments and Sublimits.
(a)    The Borrowers shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Aggregate Commitment; provided that the Aggregate Commitment shall not be reduced to an amount which is less than the aggregate principal amount of the Outstanding Credits; and provided, further, that each partial reduction shall be in a minimum amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Any such reduction shall have the effect of reducing each Borrower’s Sublimit in a pro rata amount; provided that the WPL Sublimit shall not be reduced to an amount less than $300,000,000 (the “WPL Minimum Sublimit”). Any reduction of the Aggregate Commitment pursuant to this Section 2.6(a) that has the effect of reducing the Aggregate Commitment to an amount less than the amount of the Swingline Commitment, the LC Commitment or the aggregate amount of the Borrowers’ Sublimits at such time shall result in an automatic corresponding reduction of the Swingline Commitment, the LC Commitment or the aggregate amount of the Borrowers’ Sublimits (subject to the WPL Minimum Sublimit), as the case may be, to the amount of the Aggregate Commitment (as so reduced), without any further action on the part of the Borrowers, the Swingline Lender or any other Bank.
(b)    On the Termination Date, the Aggregate Commitment shall be automatically reduced to zero. In addition, for IPL, upon the occurrence of a Trigger Date for such Borrower if such Borrower has not received all Governmental Approvals required to be obtained in order to request Extensions of Credit under this Agreement, then such Borrower’s Sublimit shall be automatically reduced to zero.
(c)    Any termination or reduction of the Aggregate Commitment under this Section 2.6 shall be irrevocable, and the Aggregate Commitment shall not thereafter be reinstated.
(d)    On any date prior to the Termination Date, the Borrowers may on one or more occasions increase the Aggregate Commitment (any such increase, a “Commitment Increase”) by an amount not less than $25,000,000, or, if greater, an integral multiple of $1,000,000 in excess thereof by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree it may participate in such Commitment Increase) and/or one or more other Eligible Assignees reasonably acceptable to the Agent that at the time agree, in the case of any such existing Lender, to increase its Commitment (an “Increasing Lender”) and, in the case of any such Eligible Assignee (an “Additional Lender”), to become a party to this Agreement; provided that after giving effect to any such increase, the Aggregate Commitment shall not exceed $2,000,000,000 and the aggregate amount of all Commitment Increases following the Second Amendment Effective Date shall not exceed $700,000,000.

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(i)    The sum of the increases in the Commitments of the Increasing Lenders pursuant to this Section 2.6(d) plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase. The Borrowers shall provide prompt notice of any proposed Commitment Increase pursuant to this Section 2.6(d) to the Agent, which shall promptly provide a copy of such notice to the Lenders;
(ii)    Any Commitment Increase shall become effective upon (A) the receipt by the Agent of (1) an agreement in form and substance satisfactory to the Agent signed by each Borrower, each Increasing Lender and each Additional Lender, setting forth the new Commitment of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (2) certified copies of the Commitment Increase Approvals and such opinions of counsel for the Borrowers with respect to the Commitment Increase as the Agent may reasonably request, (B) the funding by each Lender of the Advance(s) to be made by each such Lender described in paragraph (iii) below and (C) receipt by the Agent of a certificate (the statements contained in which shall be true) of a duly authorized officer of each Borrower stating that both before and after giving effect to such Commitment Increase (1) no Unmatured Default or Event of Default has occurred and is continuing with respect to such Borrower, (2) all representations and warranties made by such Borrower in this Agreement are true and correct in all material respects, or if any such representation is qualified as to materiality, true and correct in all respects, and (3) all Commitment Increase Approvals have been obtained and are in full force and effect.
(iii)    Upon the effective date of any Commitment Increase, to the extent necessary to keep the outstanding Advances ratable in the event of any non-ratable increase in Aggregate Commitment, (A) all then outstanding SOFR Advances (the “Initial Advances”) shall automatically be Converted into Base Rate Advances, (B) immediately after the effectiveness of the Commitment Increase, the Borrowers shall, if they so request, Convert such Base Rate Advances into SOFR Advances (the “Subsequent Advances”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Advances and of the Types and for the Interest Periods specified in a Notice of Conversion delivered to the Agent in accordance with Section 2.11, (C) each Lender shall pay to the Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Lender’s Percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Advances and (z) such Lender’s Percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances, (D) after the Agent receives the funds specified in clause (C) above, the Agent shall pay to each Lender the portion of such funds equal to the difference, if positive, between (y) such Lender’s Percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances and (z) such Lender’s Percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Advances, (E) the Lenders shall be deemed to hold the Subsequent Advances ratably in accordance with their respective Commitment (calculated after giving effect to the Commitment Increase), (F) each Borrower shall pay all accrued but unpaid interest on the Initial Advances made to it to the Lenders entitled thereto, and (G) Schedule I shall automatically be amended to reflect the Commitments of all Lenders after giving effect to the Commitment Increase. The conversion of the Initial Advances pursuant to clause (A) above shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 8.4(d) if the date of any Commitment Increase occurs other than on the last day of the Interest Period relating thereto.

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(iv)    Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Advances on such date pursuant to this Section 2.6(d), all calculations and payments of the Facility Fee and the LC Fee and of interest on the Advances shall take into account the actual Commitment of each Lender and such Lender’s Percentage of the Outstanding Credits during the relevant period of time.
(e)    So long as no Event of Default exists with respect to any Borrower and all of the representations and warranties of the Borrowers in this Agreement and/or in any other Loan Document (A) that are qualified by materiality or Material Adverse Change shall be true and correct as so qualified, and (B) that are not qualified by materiality or Material Adverse Change shall be true and correct in all material respects; in each case on and as of the date of a Sublimit Adjustment Letter with the same effect as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), the Borrowers may, upon not less than three Business Days’ notice to the Agent pursuant to a Sublimit Adjustment Letter, reallocate amounts of the Aggregate Commitment among the respective Sublimits of the Borrowers (i.e., reduce the Sublimits of one or more Borrowers and increase the Sublimits of one or more other Borrowers by the same aggregate amount); provided that (i) a Borrower’s Sublimit may not be reduced to an amount less than the sum of the Outstanding Credits made to such Borrower, (ii) the WPL Sublimit may not be reduced to an amount less than the WPL Minimum Sublimit, (iii) the sum of the Sublimits of the respective Borrowers shall at all times equal the amount of the Aggregate Commitment, (iv) a Borrower’s Sublimit may not be increased to an amount in excess of such Borrower’s Maximum Sublimit, and (v) any such increase in a Borrower’s Sublimit shall be accompanied or preceded by evidence reasonably satisfactory to the Agent as to appropriate corporate and governmental authorization therefor.
Section 2.7    Repayment of Advances.
(a)    Except to the extent due or paid sooner pursuant to the provisions of this Agreement, each Borrower shall repay to the Lenders the aggregate outstanding principal amount of each Revolving Advance made to it on the Termination Date.
(b)    Except to the extent due or paid sooner pursuant to the provisions of this Agreement, each Borrower shall repay to the Swingline Lender the aggregate outstanding principal amount of each Swingline Advance made to it on the earlier to occur of (i) fourteen days after the date of Borrowing of each such Swingline Advance, and (ii) the Swingline Termination Date.
(c)    If for any reason the Outstanding Credits at any time exceed the Aggregate Commitments then in effect, each Borrower shall immediately prepay its Advances and/or Cash Collateralize its LC Outstandings in an aggregate amount equal to such excess; provided, however, that no Borrower shall be required to Cash Collateralize its LC Outstandings pursuant to this Section 2.7(c) unless after the prepayment in full of the Advances the Outstanding Credits exceed the Aggregate Commitments then in effect.

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Section 2.8    Interest on Advances. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to such Borrower owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate with respect to such Borrower for such Advance (except as otherwise provided in this Section 2.8), payable as follows:
(a)    If such Advance is a Base Rate Advance, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such Base Rate Advance and on the date such Base Rate Advance shall become due and payable or shall otherwise be paid in full; provided that at any time an Event of Default shall have occurred and be continuing with respect to such Borrower, each Base Rate Advance made to such Borrower shall bear interest payable on demand, at a rate per annum equal at all times to the Default Rate.
(b)    If such Advance is a SOFR Advance, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such Advance has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided that at any time an Event of Default shall have occurred and be continuing with respect to such Borrower, each SOFR Advance made to such Borrower shall bear interest payable on demand, at a rate per annum equal at all times to the Default Rate.
(c)    In respect of any Advance, interest thereon shall be payable at the Applicable Rate at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.
(d)    Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.
Section 2.9    [Reserved].

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Section 2.10    Interest Rate Determination.
(a)    The Agent shall give prompt notice to the applicable Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.8(a), Section 2.8(b) or Section 2.8(c).
(b)    Subject to clause (c) below, in connection with any request for a SOFR Advance or a conversion to or continuation thereof or otherwise, if for any reason (i) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Advance on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Agent, then, in each case, the Agent shall promptly give notice thereof to the Borrowers. Upon notice thereof by the Agent to the Borrowers, any obligation of the Lenders to make SOFR Advances, and any right of the Borrowers to convert any Loan to or continue any Loan as a SOFR Advance, shall be suspended (to the extent of the affected SOFR Advances or the affected Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) any Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or the affected Interest Periods) or, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances in the amount specified therein and (B) any outstanding affected SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 8.4(d).
(c)    If a Borrower shall fail to (i) select the duration of any Interest Period for any SOFR Advance requested by such Borrower in accordance with the provisions contained in the definition of “Interest Period” in Section 1.1 or (ii) provide a Notice of Conversion with respect to any SOFR Advance made to such Borrower on or prior to 12:00 noon on the third Business Day prior to the last day of the Interest Period applicable thereto, the Agent will forthwith so notify such Borrower and the Lenders and such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.
(d)    On the date on which the aggregate unpaid principal amount of Advances made to a Borrower comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the product of (i) $1,000,000 and (ii) the number of Lenders on such date, such Advances shall, if they are Advances of a Type other than Base Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of such Borrower to Convert such Advances into Advances of a Type other than Base Rate Advances shall terminate; provided, however, that if and so long as each such Advance shall be of the same Type and have the same Interest Period as Advances comprising another Borrowing or other Borrowings of such Borrower, and the aggregate unpaid principal amount of all such Advances shall equal or exceed the product of (i) $1,000,000 and (ii) the number of Lenders on such date, such Borrower shall have the right to continue all such Advances as, or to Convert all such Advances into, Advances of such Type having such Interest Period.

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(e)    Upon the occurrence and during the continuance of any Event of Default with respect to a Borrower, each outstanding SOFR Advance made to such Borrower shall automatically Convert into a Base Rate Advance at the end of the Interest Period then in effect for such SOFR Advance.
Section 2.11    Voluntary Conversion of Advances. Subject to the conditions set forth below, each Borrower may, on any Business Day, by delivering a notice of Conversion (a “Notice of Conversion”) to the Agent not later than 12:00 noon (i) on the third U.S. Government Securities Business Day prior to the date of the proposed Conversion, in the case of a Conversion to or in respect of SOFR Advances and (ii) on the date of the proposed Conversion, in the case of a Conversion to or in respect of Base Rate Advances, and subject to the provisions of Section 2.10 and Section 2.14(a), Convert all Advances of one Type made to such Borrower comprising the same Borrowing into Advances of another Type; provided, however, that, (x) any such Conversion shall involve an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of any Conversion of any SOFR Advances into Base Rate Advances on a day other than the last day of an Interest Period for such SOFR Advances, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.4(d). Each such Notice of Conversion shall be in substantially the form of Exhibit 2.11 and shall, within the restrictions specified above, specify (A) the date of such Conversion, (B) the Advances to be Converted, (C) if such Conversion is into SOFR Advances, the duration of the Interest Period for each such Advance, and (D) the aggregate amount of Advances proposed to be Converted. Notwithstanding the foregoing, no Borrower may Convert Base Rate Advances into SOFR Advances or select a new Interest Period for SOFR Advances at any time an Unmatured Default or Event of Default has occurred and is continuing with respect to such Borrower.
Section 2.12    Optional Prepayments of Advances. Each Borrower may, upon at least three Business Days’ notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall prepay for the ratable account of the Lenders the outstanding principal amounts of the Advances made to such Borrower comprising part of the same Borrowing in whole or ratably in part, without premium or penalty, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 (or, if lower, the entire principal amount outstanding hereunder on the date of such prepayment) or an integral multiple of $1,000,000 in excess thereof. In the case of any such prepayment of a SOFR Advance, the applicable Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.4(d). Except as provided in this Section 2.12, no Borrower shall have the right to prepay any principal amount of any Advances.
Section 2.13    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any LC Issuing Bank;

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(ii)    subject any Recipient to any Taxes (other than Taxes and Other Taxes for which the applicable Borrower has agreed to indemnify such Lender pursuant to Section 2.17(c) or Section 8.4) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any LC Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes and any cost or expense for which the applicable Borrower has agreed to indemnify such Lender pursuant to Section 8.4) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein;
and, to the extent that a Lender, a LC Issuing Bank or other Recipient reasonably determines that the direct result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, Converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Lender, such LC Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Swingline Lender, LC Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Swingline Lender, LC Issuing Bank or other Recipient, the applicable Borrower will pay to such Lender, Swingline Lender, LC Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Swingline Lender, LC Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender, the Swingline Lender or any LC Issuing Bank determines that any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender, the Swingline Lender or such LC Issuing Bank or any corporation controlling such Lender, the Swingline Lender or such LC Issuing Bank and that the amount of such capital or liquidity is increased as a direct result of the existence of this Agreement, such Lender’s Commitment or Advances made by such Lender or participations in Letters of Credit or Swingline Advances hereunder held by such Lender or the Letters of Credit issued by any LC Issuing Bank, to a level below that which such Lender, the Swingline Lender or such LC Issuing Bank or any corporation controlling such Lender, the Swingline Lender or LC Issuing Bank could have achieved but for such Change in Law (taking into consideration such Lender’s, Swingline Lender’s or such LC Issuing Bank’s policies and the policies of such Lender’s or LC Issuing Bank’s holding company with respect to capital adequacy and liquidity), then, upon demand by such Lender, the Swingline Lender or such LC Issuing Bank (with a copy of such demand to the Agent), the applicable Borrower shall immediately pay to the Agent for the account of such Lender, the Swingline Lender or such LC Issuing Bank, from time to time as specified by such Lender, the Swingline Lender or such LC Issuing Bank, additional amounts sufficient to compensate such Lender, the Swingline Lender or LC Issuing Bank or such corporation in the light of such circumstances, to the extent that such Lender, the Swingline Lender or such LC Issuing Bank reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s Commitment, the Swingline Lender’s obligations hereunder or such LC Issuing Bank’s obligations hereunder.

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(c)    A certificate of a Lender, the Swingline Lender or a LC Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, the Swingline Lender or such LC Issuing Bank or any corporation controlling such Lender, the Swingline Lender or such LC Issuing Bank, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 and delivered to the applicable Borrower, shall certify in reasonable detail as to the increased cost for which it is seeking compensation hereunder and shall be conclusive absent manifest error; provided that the determination thereof shall have been made by such Lender, the Swingline Lender or such LC Issuing Bank in good faith. Such Borrower shall pay such Lender, the Swingline Lender or such LC Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender, the Swingline Lender or such LC Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the Swingline Lender’s or such LC Issuing Bank’s right to demand such compensation; provided, no Lender, the Swingline Lender or any LC Issuing Bank shall be entitled to demand compensation or be compensated thereunder to the extent that such compensation relates to any period of time more than ninety days prior to the date upon which such Lender, the Swingline Lender or such LC Issuing Bank first notified the applicable Borrower of the occurrence of the event entitling such Lender, the Swingline Lender or such LC Issuing Bank to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to such Borrower, then the ninety-day period referred to in the previous proviso shall be extended to include the period of retroactive effect thereof).
Section 2.14    Changed Circumstances.
(a)    Illegality. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Advance, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Agent and the Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to convert any Loan to a SOFR Advance or continue any Loan as a SOFR Advance, shall be suspended and (ii) if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Advances to Base Rate Advances (in each case, if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Advances to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to this Section 2.14.

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(b)    Benchmark Replacement Setting.
(i)    Benchmark Replacement.
(A)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(b)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.8(c)(iv). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.8(c).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances and (B) any outstanding affected SOFR Advances will be deemed to have been converted to Base Rate Advances at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
Section 2.15    Payments and Computations.
(a)    Each Borrower shall make each payment hereunder not later than 1:00 p.m. on the day when due in Dollars to the Agent at its address referred to in Section 8.2 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.17, Section 2.19 or Section 8.4(d)) to the Lenders for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 8.7(b), from and after the effective date specified in such Lender Assignment, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. All payments to be made by such Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

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(b)    Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender by such Borrower is not made when due hereunder, to charge from time to time against any or all of such Borrower’s accounts with such Lender any amount so due.
(c)    All computations of interest based on clause (i) of the definition of “Alternate Base Rate” and of the Facility Fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on SOFR and the LC Fee and the Federal Funds Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.10 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.10, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error, provided that such determination shall have been made by the Agent or such Lender, as the case may be, in good faith.
(d)    Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of SOFR Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.
(e)    Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.
(f)    Each Borrower shall be entitled to rely upon payment instructions and other information relating the amounts owed by it hereunder provided by the Agent and believed by such Borrower to be genuine and to have been signed, sent or otherwise authenticated by the proper person acting for the Agent and shall have no liability solely with respect to such reliance, provided that no such reliance by such Borrower shall in any way relieve or otherwise impair any obligation of such Borrower hereunder, including its obligations under Section 8.4.
Section 2.16    Noteless Agreement; Evidence of Indebtedness.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance made to such Borrower by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

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(b)    The Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder to each Borrower, the Class and Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable by each Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from each Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to Section 2.16(a) and Section 2.16(b) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay such obligations in accordance with their terms.
(d)    The Advances of each Class made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Agent), be evidenced (i) in the case of Revolving Advances, by a Revolving Note, and (ii) in the case of the Swingline Advances, by a Swingline Note, in each case appropriately completed and executed by the applicable Borrower and payable to the order of such Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Loan Documents and shall be subject to the provisions hereof and thereof.
Section 2.17    Taxes.
(a)    Any and all payments by a Borrower hereunder and under the other Loan Documents shall be made, in accordance with Section 2.14(a), free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, fees, assessments, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Recipient, (i) any U.S. federal withholding taxes imposed under FATCA, including, without limitation, any tax that would not have been imposed but for a failure by a Person (or any financial institution through which any payment is made to such Person) (including a participant or any other recipient of any payment hereunder) to comply with the procedures, certifications, information, reporting, disclosure and other related requirements of FATCA, (ii) taxes imposed on its overall net income, branch profit taxes and franchise taxes imposed on it by any jurisdiction, unless such Lender, such LC Issuing Bank or the Agent (as the case may be) would not have had such taxes imposed on it by such jurisdiction but for such Lender’s, such LC Issuing Bank’s or the Agent’s (as the case may be) having entered into this Agreement, having consummated the transactions contemplated hereby or having received payments by such Borrower hereunder or under the other Loan Documents, (iii) any similar taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document ), (iv) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in such Advance or Commitment (other than pursuant to an assignment request by such Borrower under Section 2.20) or (y) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, and (v) taxes attributable to such Recipient’s failure to comply with Section 2.17(e) (all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Excluded Taxes” and all such non-excluded taxes, levies, imposts, deductions, fees, assessments, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If a Borrower or the Agent shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable by such Borrower hereunder or under any other Loan Document to any Lender, any LC Issuing Bank or the Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions and

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withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.17) such Lender, such LC Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and(ii) such Borrower or the Agent as the case may be, shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.
(b)    In addition, each Borrower agrees to pay any present or future stamp or documentary, intangible, recording, filing or similar taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes, charges or levies that are imposed with respect to an assignment that is not made pursuant to Section 2.21 (hereinafter referred to as “Other Taxes”).
(c)    Each Borrower will indemnify each Lender, each LC Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Lender, such LC Issuing Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date such Lender, such LC Issuing Bank or the Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of any Borrower to contest any such Taxes or Other Taxes so paid, and the applicable Lender, the applicable LC Issuing Bank or the Agent (as the case may be) will, following notice from, and at the expense of, such Borrower, reasonably cooperate with such Borrower to preserve such Borrower’s rights to contest such Taxes or Other Taxes.
(d)    Within thirty days after the date of any payment of Taxes by any Borrower, such Borrower will furnish to the Agent, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof.
(e)    Status of the Lenders.
(i)    Each LC Issuing Bank and each Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of any Borrower or the Agent, such LC Issuing Bank or such Lender will deliver to the Borrowers and the Agent either (i) a statement that it is organized under the laws of a jurisdiction within the United States or (ii) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service indicating that such LC Issuing Bank or such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code. In addition, any Lender, if reasonably requested by any Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Agent as will enable such Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) and (ii)(C) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each LC Issuing Bank and each Lender that delivers to the Borrowers and the Agent, if legally permitted, the form or forms referred to in the preceding sentence further undertakes to deliver to the Borrowers and the Agent further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect.

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Each LC Issuing Bank and each Lender represents and warrants that each such form supplied by it to the Agent and the Borrowers pursuant to this Section 2.17(e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to such Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.17(e)(ii)-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENor IRS Form W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.17(e)(ii)-2 or Exhibit 2.17(e)(ii)-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.17(e)(ii)-4 on behalf of each such direct and indirect partner; and
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Agent to determine the withholding or deduction required to be made.
(f)    Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
(g)    If a payment made to a Lender hereunder or under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Agent as may be necessary for such Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(h)    Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Taxes or Other Taxes attributable to such Lender (but only to the extent that the applicable Borrower has not already indemnified the Agent for such Taxes or Other Taxes and without limiting the obligation of such Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.7(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes that are attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (h).
(i)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)    Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each party contained in this Section 2.17 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

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Section 2.18    Sharing of Payments, Etc. All payments from or on behalf of any Borrower on account of any obligations shall be apportioned ratably among the Lenders based upon their respective share, if any, of the obligations with respect to which such payment was received. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.13, Section 2.17, Section 2.19 or Section 8.4(d)) or on account of such Borrower’s reimbursement obligations in respect of LC Outstandings in excess of its ratable share of payments obtained by all the Lenders on account of the Advances or on account of such reimbursement obligations, such Lender shall forthwith purchase (for cash at face value) from the other Lenders such participations in the Advances made by them and such reimbursement obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this paragraph shall not be construed to apply to (x) any payment made by such Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in reimbursement obligations or Swingline Advances to any assignee or participant, other than to such Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). Each Borrower agrees that any Lender so purchasing a participation in any Advances made to such Borrower or reimbursement obligations of such Borrower from another Lender pursuant to this Section 2.18 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.
Section 2.19    Extension of Termination Date.
(a)    So long as no Unmatured Default or Event of Default has occurred and is continuing and subject to the consent of the Majority Lenders and the conditions set forth in Section 2.19(c), the Borrowers may, at any time prior to the then existing Termination Date, but on no more than two occasions following the Second Amendment Effective Date, request through written notice to the Agent (the “Extension Notice”), that the Lenders extend the then existing Termination Date for an additional one-year period; provided that the Termination Date, after giving effect to any such extension, shall not be later than five years after the effective date of such extension. The Agent shall promptly notify the Lenders upon receipt of an Extension Notice. Each Lender, acting in its sole discretion, shall, by notice to the Agent within 15 days of such notice, advise the Agent in writing of its desire to extend (any such Lender, a “Consenting Lender”) or not to so extend (any such Lender, a “Non-Consenting Lender”) the Termination Date. Any Lender that does not advise the Agent by the Consent Date shall be deemed to be a Non-Consenting Lender. No Lender shall be under any obligation or commitment to extend the then existing Termination Date. The election of any Lender to agree to such extension shall not obligate any other Lender to agree to such extension.

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(b)    If the Majority Lenders (determined as of the Consent Date) shall have agreed to such extension, then the then existing Termination Date applicable to the Consenting Lenders shall be extended to the date that is one year after the then existing Termination Date. All Advances of each Non-Consenting Lender shall be subject to the then existing Termination Date, without giving effect to such extension (such date, the “Prior Termination Date”). In the event of an extension of the then existing Termination Date pursuant to this Section 2.19, the Borrowers shall have the right, at their own expense, to solicit commitments from existing Lenders and/or Eligible Assignees reasonably acceptable to the Agent and the LC Issuing Banks to replace the Commitment of any Non-Consenting Lenders for the remaining duration of this Agreement. Any Eligible Assignee (if not already a Lender hereunder) shall become a party to this Agreement as a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent and the Borrowers. The Commitment of each Non-Consenting Lender shall terminate on the Prior Termination Date, all Advances and other amounts payable hereunder to such Non-Consenting Lenders shall be subject to the Prior Termination Date and, to the extent such Non-Consenting Lender’s Commitment is not replaced as provided above, the Aggregate Commitment hereunder shall be reduced by the amount of the Commitment of each such Non-Consenting Lender so terminated on the Prior Termination Date. Notwithstanding anything to the contrary in this Section 2.19, the Termination Date shall not be extended unless the aggregate Commitments of the Consenting Lenders and any Eligible Assignees joining this Agreement pursuant to this Section 2.19(b) are greater than or equal to the Outstanding Credits as of each Prior Termination Date.
(c)    An extension of the Termination Date pursuant to this Section 2.19 shall only become effective upon the receipt by the Agent of a certificate (the statements contained in which shall be true) of a duly authorized officer of each Borrower stating that both before and after giving effect to such extension of the Termination Date (i) no Unmatured Default or Event of Default has occurred and is continuing and (ii) all representations and warranties contained in Section 4.1 are true and correct in all material respects on and as of the date such extension is made, except for such representations or warranties which by their terms are made as of a specified date, which shall be true and correct as of such specified date.
(d)    Effective on and after the Prior Termination Date, (i) each of the Non-Consenting Lenders shall be automatically released from their respective participations and reimbursement obligations under Section 2.4 with respect to any LC Outstandings and (ii) the participations and reimbursement obligations of each Lender (other than the Non-Consenting Lenders) shall be automatically adjusted to equal such Lender’s Percentage of such LC Outstandings.
Section 2.20    Mitigation Obligations. If any Lender requests compensation under Section 2.13, or any Borrower is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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Section 2.21    Replacement of Lenders.
(a)    The Borrowers may, at any time at its sole expense and effort, require any Lender that (x) requests compensation under Section 2.9, Section 2.13 or Section 2.14, or requires any Borrower to pay any Taxes or additional amounts under Section 2.17, (y) does not approve a consent, waiver or amendment to any Loan Document requested by the Borrowers or the Agent and that requires the approval of all or all affected Lenders under Section 8.1 which is otherwise approved by the Majority Lenders, or (z) is a Defaulting Lender, upon notice to such Lender and the Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.7), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    no Unmatured Default or Event of Default shall have occurred and be continuing at such time;
(ii)    the Agent shall have received the assignment fee specified in Section 8.7(a);
(iii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and any funded participations in Letters of Credit not refinanced through the Borrowing of Revolving Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.4(d)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iv)    such assignee, if it is not an existing Lender and/or Eligible Assignee, shall be reasonably satisfactory to the Agent;
(v)    such assignment does not conflict with any applicable Requirement of Law;
(vi)    in the case of assignment from a Lender as a result of (y) above, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and
(vii)    in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter.
A Lender shall not be required to make any assignment or delegation if, prior thereto, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

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(b)    At any time a Lender is a Designated Lender, the Borrowers may terminate in full the Commitment of such Designated Lender by giving notice to such Designated Lender and the Agent, effective as of the date such notice has been received by both such Designated Lender and the Agent; provided that (i) at the time of such termination, (x) no Event of Default or Unmatured Default exists (or the Majority Lenders consent to such termination) and (y) no Advances are outstanding; (ii) concurrently with such termination, the Aggregate Commitments shall be reduced by the Commitment of such Designated Lender (it being understood that the Borrowers may not terminate the Commitment of a Designated Lender if, after giving effect to such termination, the Outstanding Credits would exceed the Aggregate Commitment); and (iii) concurrently with any subsequent payment of interest or fees to the Lenders with respect to any period before the termination of the Commitment of such Designated Lender, each Borrower shall pay to such Designated Lender its Applicable Share of such Designated Lender’s ratable share (based upon the percentage of the Aggregate Commitments represented by such Defaulting Lender’s Commitment before giving effect to such termination) of such interest or fees, as applicable. The termination of the Commitment of a Defaulting Lender pursuant to this Section 2.21(b) shall not deemed to be a waiver of any right any Borrower, the Agent, any LC Issuing Bank or any other Lender may have against such Defaulting Lender.
Section 2.22    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender (including as a result of termination of its Commitments pursuant to Section 2.21(b)), to the extent permitted by applicable law:
(i)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and in Section 8.1.
(ii)    Any payment of principal, interest, fees or other amounts received by the Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 6.1 shall be applied at such time or times as may be determined by the Agent as follows:
(A)    first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder;
(B)    second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuing Banks or the Swingline Lender hereunder;
(C)    third, if so determined by the Agent or requested by any LC Issuing Bank or the Swingline Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit or Swingline Advance;

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(D)    fourth, as any Borrower may request (so long as no Unmatured Default or Event of Default exists with respect to such Borrower), to the funding of any Advance for such Borrower in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent;
(E)    fifth, if so determined by the Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement;
(F)    sixth, to the payment of any amounts owing to the Lenders, the LC Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
(G)    seventh, so long as no Unmatured Default or Event of Default exists with respect to such Borrower, to the payment of any amounts owing to such Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
(H)    eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;
provided that if (x) such payment is a payment of the principal amount of any Advances or any LC Outstandings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Article III were satisfied or waived, such payment shall be applied solely to pay the Advances of, and obligations in respect of Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or obligations in respect of Letters of Credit owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Any Defaulting Lender shall be entitled to receive any Facility Fee for any period during which such Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding amount of the Revolving Advances funded by it and (2) its LC Outstandings and Swingline Exposure for which it has provided Cash Collateral pursuant to Section 2.22(c) (and each Borrower shall (A) be required to pay the applicable LC Issuing Banks and the Swingline Lender the amount of such fee allocable to its Fronting Exposure with respect to such Borrower arising from such Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to such Defaulting Lender).

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(iv)    All or any part of such Defaulting Lender’s LC Outstandings and Swingline Exposure shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the non-Defaulting Lenders in accordance with their respective Credit Exposures (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment.
(v)    If the reallocation described in Section 2.22(a)(iv) cannot, or can only partially, be effected, each Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within two Business Days following notice by the Agent, Cash Collateralize such Defaulting Lender’s LC Outstandings and its Swingline Exposure with respect to such Borrower (after giving effect to any partial reallocation pursuant to Section 2.22(a)(iv)) in accordance with the procedures set forth in Section 2.22(c).
(b)    If the Borrowers, the Agent, the LC Issuing Banks and the Swingline Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Advances and funded and unfunded participations in Letters of Credit and Swingline Advances to be held on a pro rata basis by the Lenders in accordance with their respective Credit Exposures (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(c)    At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Agent, any LC Issuing Bank or the Swingline Lender, each Borrower shall Cash Collateralize all Fronting Exposure with respect to such Defaulting Lender in respect of Letters of Credit issued for the account of such Borrower (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender).
(i)    Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, the LC Issuing Banks and the Lenders (including the Swingline Lender) and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of the obligations to which such Cash Collateral may be applied pursuant to Section 2.22(c)(ii). If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent and the LC Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, each Borrower will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

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(ii)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Letters of Credit or Swingline Advances shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of the applicable Letters of Credit and Swingline Advances (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)    Cash Collateral (or the appropriate portion thereof) provided to reduce any Fronting Exposure or other obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22 following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Agent that there exists excess Cash Collateral; provided however that, (x) Cash Collateral furnished by any Borrower shall not be released during the continuance of a Default with respect to such Borrower (and following application as provided in this Section 2.22 may otherwise be applied in accordance with Section 2.18) and (y) the Person providing Cash Collateral and the LC Issuing Banks or Swingline Lender, as applicable, may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
ARTICLE III
CONDITIONS TO EXTENSIONS OF CREDIT
Section 3.1    Conditions Precedent to Closing Date. The occurrence of the Closing Date is subject to satisfaction of the following conditions precedent:
(a)    The Agent shall have received the following, in form and substance satisfactory to the Lenders:
(i)    this Agreement, dated as of the Closing Date and duly executed by each Borrower, each Lender, each LC Issuing Bank and the Agent;
(ii)    each Note requested by a Lender pursuant to Section 2.16 payable to the order of each such Lender, dated as of the Closing Date and duly completed and executed by each Borrower;
(iii)    copies of (A) the resolutions of the Board of Directors of each Borrower approving this Agreement and the other Loan Documents to which it is, or is to be, a party, and (B) all documents evidencing other necessary corporate action on the part of each Borrower with respect to this Agreement and the other Loan Documents, certified by the Secretary or an Assistant Secretary of such Borrower;

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(iv)    a certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names, true signatures and incumbency of the officers of such Borrower authorized to sign this Agreement and the other Loan Documents to which it is, or is to be, a party;
(v)    copies of the Certificate of Incorporation (or comparable charter document) and by-laws of each Borrower, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of such Borrower;
(vi)    copies of all Governmental Approvals, if any, required in connection with the execution, delivery and performance of this Agreement and the other Loan Documents, certified by the Secretary or an Assistant Secretary of each Borrower;
(vii)    copies of the financial statements referred to in Section 4.1(f);
(viii)    favorable opinions, which permit reliance by permitted assigns of each of the Agent and the Lenders, of:
(A)    Perkins Coie LLP, counsel for the Borrowers, in substantially the form of Exhibit 3.1(a)(viii)(A) and as to such other matters as the Majority Lenders, through the Agent, may reasonably request; and
(B)    Local counsel for the Borrowers, in substantially the form of Exhibit 3.1(a)(viii)(B) and as to such other matters as the Majority Lenders, through the Agent, may reasonably request; and
(ix)    such other approvals, opinions and documents as any Lender, through the Agent, may reasonably request.
(b)    The following statements shall be true and correct, and the Agent shall have received a certificate of a duly authorized officer of each Borrower, dated the date of the Closing Date and in sufficient copies for each Lender, stating that:
(i)    the representations and warranties of such Borrower set forth in Section 4.1 of this Agreement are true and correct on and as of the date of the Closing Date as though made on and as of such date; and
(ii)    no event has occurred and is continuing that constitutes an Unmatured Default or an Event of Default with respect to such Borrower.
(c)    The Borrowers shall have paid (i) all fees payable hereunder or payable to Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A. pursuant to each of its fee letters dated November 18, 2021, and the Existing Credit Agreement to the extent then due and payable, and (ii) all costs and expenses of the Agent (including counsel fees and disbursements) incurred through (and for which statements have been provided prior to) the Closing Date.
(d)    The Agent and each Lender shall have received at least five business days prior to the Closing Date all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

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(e)    The Agent shall have confirmed receipt of all accrued and unpaid interest and fees payable pursuant to the Existing Credit Agreement as of the Closing Date.
Section 3.2    Conditions Precedent to Each Extension of Credit. The obligation of (i) each Lender to make an Advance to any Borrower on the occasion of each Borrowing (including the initial Borrowing) that would cause the aggregate principal amount of Advances outstanding hereunder to increase and (ii) any LC Issuing Bank to issue, extend the expiry date or increase the amount of, any Letter of Credit for the account of any Borrower shall be subject to the conditions precedent that, on the date of such Extension of Credit:
(a)    the following statements shall be true and correct (and each of the giving of the applicable Notice of Borrowing, Notice of Swingline Borrowing or Request for Issuance, as the case may be, and the acceptance by such Borrower of the proceeds of such Borrowing or the issuance, extension or increase of such Letter of Credit, as the case may be, shall constitute a representation and warranty by such Borrower that, on the date of such Extension of Credit, such statements are true and correct):
(i)    the representations and warranties of such Borrower contained in Section 4.1 (other than the representation and warranty set forth in Section 4.1(e)) are true and correct in all material respects, or if such representation is qualified as to materiality, true and correct in all respects, on and as of the date of such Extension of Credit, before and after giving effect to the application of the proceeds of any Borrowing made in connection therewith or the issuance or amendment of any Letter of Credit in connection therewith, as the case may be, as though made on and as of such date;
(ii)    no event has occurred and is continuing with respect to such Borrower, or would result from such Extension of Credit or from the application of proceeds of any Borrowing made in connection therewith or the issuance or amendment of any Letter of Credit in connection therewith, as the case may be, that constitutes an Event of Default or an Unmatured Default; and
(iii)    after giving effect to such Extension of Credit, such Borrower’s Outstanding Credits will not exceed its borrowing authority as allowed by applicable governmental authorities.
(b)    prior to any Extension of Credit that would result in the outstanding principal amount of short-term Debt of (i) IPL to exceed $400,000,000 or (ii) WPL to exceed $500,000,000, IPL or WPL, as the case may be, shall have obtained an appropriate Governmental Approval and shall have delivered copies of same, with appropriate certifications and, if requested by the Agent, an opinion letter, regarding such Governmental Approval to the Agent; and
(c)    the Agent shall have received such other approvals, opinions, or documents as the Agent, or the Majority Lenders through the Agent, may reasonably request, and such approvals, opinions, and documents shall be satisfactory in form and substance to the Agent.

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Section 3.3    Conditions Precedent to Extensions of Credit On or After the Trigger Date.
(a)    With respect to any Extension of Credit to IPL at any time on or after the Trigger Date, the obligation of (i) each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) that would cause the aggregate principal amount of Advances to such Borrower outstanding hereunder to increase, and (ii) any LC Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) or increase the stated amount of any Letter of Credit or to extend the termination date thereof for the account of such Borrower shall, if any Governmental Approval is required in order for the term of this Agreement to extend past such Trigger Date, be subject to such Borrower’s delivery of the following, each dated on or prior to the date of such requested Extension of Credit, in form and substance satisfactory to the LC Issuing Banks, the Swingline Lender and Agent:
(i)    A certificate of the Secretary or an Assistant Secretary of such Borrower certifying that attached thereto are true and correct copies of all Governmental Approvals required to be obtained in order for the term of this Agreement to extend past such Trigger Date, and that such Governmental Approvals have been issued and are in full force and effect; and
(ii)    If requested by the Agent, an opinion of counsel for such Borrower (which may be the Borrower’s in-house counsel) to the effect that no Governmental Approval is or will be required in connection with the performance by such Borrower, or the consummation by such Borrower of the transactions contemplated by, this Agreement between such Trigger Date, other than the Governmental Approvals described in clause (i) above, which have been duly issued and are final and in full force and effect.
(b)    It is understood that any certificate of the Secretary or Assistant Secretary of the applicable Borrower and opinion letter delivered pursuant to clauses (i) and (ii) may, based upon their terms, suffice to satisfy this Section 3.3 with respect to more than one Trigger Date. The Agent shall furnish each certificate of the Secretary or Assistant Secretary of the applicable Borrower and opinion letter delivered pursuant to clause (i) and (ii) to the LC Issuing Banks and each Lender in the manner prescribed in the last paragraph of Section 5.1(h).
Section 3.4    Reliance on Certificates. The Lenders, the LC Issuing Banks and the Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of any Borrower as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Agent may receive a replacement certificate, in form acceptable to the Agent, from an officer of such Person identified to the Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of the Borrowers. Each Borrower, severally and not jointly, represents and warrants as follows:
(a)    Such Borrower and its Significant Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not constitute a Material Adverse Change with respect to such Borrower).
(b)    The execution, delivery and performance by such Borrower of this Agreement and the other Loan Documents to which it is or will be a party, and the receipt by such Borrower of the proceeds of Extensions of Credit on the date of any Extension of Credit, are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) such Borrower’s charter or by-laws, (ii) any Requirement of Law, or (iii) any legal or contractual restriction binding on or affecting such Borrower (including with respect to WPL, without limitation, the Future PSC Order); and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.
(c)    No Governmental Approval is required in connection with the execution, delivery or performance by such Borrower of any Loan Document, except for (i) certain filings as may be required by the Securities Exchange Act of 1934, as amended, (ii) with respect to IPL, (A) the FERC Order, which order is final and in full force and effect and not subject to appeal, rehearing, review or reconsideration and (B) with respect to IPL obtaining any Extension of Credit after each Trigger Date, a Supplemental Order and (iii) with respect to WPL, the PSC Order, which order is final and in full force and effect and not subject to appeal, rehearing, review or reconsideration.
(d)    This Agreement is, and each other Loan Document to which such Borrower will be a party when executed and delivered hereunder will be, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.
(e)    Since December 31, 2022, except as disclosed in such Borrower’s Report on Form 10-K for the year ended December 31, 2022 (but excluding any risk factors, forward-looking disclosures and any other disclosures that are cautionary, predictive or forward-looking in nature), there has been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Change with respect to such Borrower.

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(f)    The audited consolidated balance sheets of such Borrower and its Subsidiaries as at December 31, 2022, and the related audited consolidated statements of income of such Borrower and its Subsidiaries for the fiscal year then ended, copies of each of which have been furnished to each Bank, fairly present the consolidated financial condition of such Borrower and its Subsidiaries as at such dates and the consolidated results of operations of such Borrower and its Subsidiaries for the periods ended on such dates, all in accordance, in all material respects, with GAAP.
(g)    Except as disclosed in the Parent’s Report on Form 10-K for the year ended December 31, 2022 (but excluding any risk factors, forward-looking disclosures and any other disclosures that are cautionary, predictive or forward-looking in nature), there is no pending or threatened action or proceeding affecting such Borrower or any of its Significant Subsidiaries or properties before any court, governmental agency or arbitrator, that might reasonably be expected to constitute a Material Adverse Change with respect to such Borrower, and since December 31, 2022 there have been no material adverse developments in any action or proceeding so disclosed that might reasonably be expected to constitute a Material Adverse Change with respect to such Borrower.
(h)    No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of such Borrower or any of its ERISA Affiliates which would result in a liability to such Borrower, no “prohibited transaction” has occurred with respect to any Plan of such Borrower that is reasonably expected to result in a liability to such Borrower and neither such Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan, in each case that could reasonably be expected to constitute a Material Adverse Change with respect to such Borrower. Such Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances, the Letters of Credit or the Commitments.
(i)    Such Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent such Borrower is contesting in good faith by appropriate proceedings an assertion of liability based on such returns and has provided adequate reserves for payment thereof in accordance with GAAP.
(j)    Such Borrower and its Significant Subsidiaries are not engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. After the making of each Extension of Credit, Margin Stock will constitute less than 25 percent of the assets (as determined by any reasonable method) of such Borrower and its Significant Subsidiaries on a consolidated basis.
(k)    Such Borrower is not an “investment company” or a company “controlled” by an “investment company”, required to be registered under the Investment Company Act of 1940, as amended.
(l)    None of (i) any Borrower, any Subsidiary or, to the knowledge of the Borrowers or such Subsidiary, any of their respective directors, officers or employees, or (ii) any agent or representative of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the Advances made hereunder, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons. Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money

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Laundering Laws and applicable Sanctions. Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, director, officer, employee and agent of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.
(m)    As of the Closing Date, if such Borrower is a “legal entity customer” under the Beneficial Ownership Regulation, all of the information included in its Beneficial Ownership Certification is true and correct.
(n)    Neither the making of the Advances hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Such Borrower and its Significant Subsidiaries are in compliance in all material respects with the PATRIOT Act.
(o)    Such Borrower and its Significant Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, and is otherwise in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority in respect of the conduct of its business and the ownership and operation of its properties, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to constitute a Material Adverse Change with respect to such Borrower.
(p)    No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of such Borrower to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, such Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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ARTICLE V
COVENANTS OF THE BORROWER
Section 5.1    Affirmative Covenants. Each Borrower, severally but not jointly, covenants and agrees that, so long as any obligations of such Borrower in respect of this Agreement shall remain unpaid (other than (i) contingent indemnification or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted and (ii) Letter of Credit obligations that have been Cash Collateralized in accordance with the terms hereof), any Lender shall have any Commitment to such Borrower or any Letter of Credit for such Borrower’s account shall remain outstanding, such Borrower will, unless the Majority Lenders shall otherwise consent in writing:
(a)    Payment of Taxes, Etc. Pay and discharge, and cause each of its Domestic Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent such Borrower or such Domestic Subsidiary is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with GAAP, unless the failure to do so would not constitute a Material Adverse Change with respect to such Borrower.
(b)    Maintenance of Insurance. Maintain, or cause to be maintained, insurance or other risk management programs covering such Borrower and each of its Subsidiaries and their respective properties in effect at all times in such amounts and covering such risks and using such means as are usual and customary for companies of a similar size (based on the aggregate book value of the Parent’s assets, as determined on a consolidated basis in accordance with GAAP), engaged in similar businesses and owning similar properties, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds or other risk management mechanisms, either alone or with other corporations or associations, unless the failure to do so would not constitute a Material Adverse Change with respect to such Borrower.
(c)    Preservation of Existence, Etc. Preserve and maintain its corporate existence (except in a transaction permitted by Section 5.2(c)), material rights (statutory and otherwise) and franchises; provided, however, that such Borrower shall not be required to preserve and maintain any such right or franchise, unless the failure to do so would constitute a Material Adverse Change with respect to such Borrower.
(d)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation any such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, ERISA, construction and building restrictions, and employee safety and health matters relating to business operations, the non-compliance with which would constitute a Material Adverse Change with respect to such Borrower.
(e)    Inspection Rights. At the reasonable expense of such Borrower, at any time and from time to time, upon reasonable notice, permit or arrange for the Agent, the LC Issuing Banks, the Lenders and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, such Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with such Borrower and its Subsidiaries and their respective officers, directors and accountants.

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(f)    Keeping of Books. Keep, and cause its Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of such Borrower and its Subsidiaries and the assets and business of such Borrower and its Subsidiaries, in accordance with GAAP.
(g)    Maintenance of Properties, Etc. Maintain, and cause each of its Subsidiaries to maintain, good and marketable title to, and preserve, maintain, develop, and operate in substantial conformity with all laws and material contractual obligations, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not constitute a Material Adverse Change with respect to such Borrower.
(h)    Reporting Requirements. Furnish to each Lender in the manner prescribed in the last paragraph of this subsection (h):
(i)    as soon as possible and in any event within five Business Days after the occurrence of each Unmatured Default or Event of Default with respect to such Borrower continuing on the date of such statement, a statement of a Senior Financial Officer setting forth details of such Unmatured Default or Event of Default and the action that such Borrower proposes to take with respect thereto;
(ii)    as soon as available and in any event within sixty days after the end of each of the first three quarters of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Subsidiaries as at the end of such quarter and consolidated statements of income and cash flows of such Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Senior Financial Officer as having been prepared in accordance (in all material respects) with GAAP, together with a certificate of said officer stating that no Unmatured Default or Event of Default with respect to such Borrower has occurred and is continuing or, if an Unmatured Default or Event of Default with respect to such Borrower has occurred and is continuing, a statement as to the nature thereof and the action that such Borrower proposes to take with respect thereto; provided that the delivery to the Agent of copies of the Quarterly Report on Form 10-Q of the Borrowers filed with the Securities and Exchange Commission for any quarter shall satisfy the requirements of this Section 5.1(h)(ii) with respect to such quarter;
(iii)    as soon as available and in any event within 120 days after the end of each fiscal year of such Borrower, a copy of the audited consolidated balance sheet of such Borrower and its Subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of such Borrower and its Subsidiaries for such fiscal year, such consolidated statements to be accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, together with a certificate of said officer stating that no Unmatured Default or Event of Default with respect to such Borrower has occurred and is continuing or, if an Unmatured Default or Event of Default with respect to such Borrower has occurred and is continuing, a statement as to the nature thereof and the action that such Borrower proposes to take with respect thereto; provided that the delivery to the Agent of copies of the annual Form 10-K of the Borrowers filed with the Securities and Exchange Commission for any year shall satisfy the requirements of this Section 5.1(h)(iii) with respect to such year;

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(iv)    concurrently with the delivery of the financial statements referred to in clauses (ii) and (iii) above, a certificate signed by the principal executive officer and the principal financial officer of such Borrower (i) stating whether a Default or Event of Default with respect to such Borrower has occurred and is continuing on the date of such certificate, and if a Default or an Event of Default with respect to such Borrower has then occurred and is continuing, specifying the details thereof and the action that such Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Section 5.2(f) and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 4.1 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(v)    as soon as possible and in any event within 10 days after any ERISA Event with respect to any Plan of such Borrower or any ERISA Affiliate of such Borrower has occurred, a statement of a Senior Financial Officer describing such ERISA Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto;
(vi)    promptly after receipt thereof by such Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by such Borrower or such ERISA Affiliate of the PBGC’s intention to terminate any Plan of such Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;
(vii)    promptly after receipt thereof by such Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by such Borrower or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $5,000,000 pursuant to Section 4202 of ERISA in respect of which such Borrower or such ERISA Affiliate is reasonably expected to be liable;
(viii)    promptly after requested, such documents or governmental reports or filings relating to any Plan of such Borrower as the Agent or any LC Issuing Bank or any Lender through the Agent may from time to time reasonably request;

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(ix)    promptly after such Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (A) of the type described in Section 4.1(g) or (B) for which the Agent, the LC Issuing Banks and the Lenders will be entitled to indemnity under Section 8.4(b);
(x)    promptly after the sending or filing thereof, copies of all such proxy statements, financial statements, and reports which such Borrower or its Affiliates sends to its public security holders (if any), and copies of all regular, periodic and special reports, and all registration statements and periodic or special reports, if any, which such Borrower or any Affiliate of such Borrower files with the Securities and Exchange Commission or any other governmental authority which may be substituted therefor, or with any national securities exchange; and
(xi)    promptly after requested, such other information respecting the business, properties, results of operations, prospects, revenues, condition or operations, financial or otherwise, of such Borrower or any of its Subsidiaries as the Agent or any LC Issuing Bank or any Lender through the Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 5.1(h)(ii) or Section 5.1(h)(iii) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such Borrower posts such documents, or provides a link thereto, on a website on the internet at a website address previously specified to the Agent and the Lenders; or (ii) on which such documents are posted on such Borrower’s behalf on the Platform or another relevant website, if any, to which each of the Agent and each Lender has access; provided that (i) upon the request of the Agent or any Lender, such Borrower shall deliver paper copies of such documents to the Agent or such Lender (until a written request to cease delivering paper copies is given by the Agent or such Lender) and (ii) such Borrower shall notify (which may be by a facsimile or electronic mail) the Agent and each Lender of the posting of any documents. The Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to above or to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
(i)    Use of Proceeds. Use the proceeds of the Advances hereunder solely to refinance the Existing Credit Agreement, to pay related transaction costs, and for such Borrower’s general corporate purposes (including working capital, interim funding of capital expenditures and supporting commercial paper issued by such Borrower) and, with respect to WPL, in compliance with the Future PSC Order, and not to (y) finance any Hostile Acquisition or (z) purchase or carry any Margin Stock in violation of Federal Reserve Board Regulations T, U or X.
(j)    Further Assurances. At the expense of such Borrower, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that the Majority Lenders through the Agent may reasonably request to enable the Lenders, the LC Issuing Banks and the Agent to enforce the terms and provisions of this Agreement and to exercise their rights and remedies hereunder or under any other Loan Document. In addition, such Borrower will use all reasonable efforts to duly obtain Governmental Approvals with respect to such Borrower required in connection with the Loan Documents from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Approvals in full force and effect.

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(k)    Sanctions, Anti-Corruption, PATRIOT Act and Beneficial Ownership Regulation Compliance. Such Borrower will, and will cause each of its Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of any Sanctions, (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with the PATRIOT Act, (iii) comply with all applicable Sanctions and Anti-Corruption Laws, (iv) maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, (v) notify the Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (vi) promptly upon the reasonable request of the Agent or any Lender, provide the Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
Section 5.2    Negative Covenants. Each Borrower, severally but not jointly, covenants and agrees that, so long as any obligations of such Borrower in respect of this Agreement shall remain unpaid (other than (i) contingent indemnification or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted and (ii) Letter of Credit obligations that have been Cash Collateralized in accordance with the terms hereof), any Lender shall have any Commitment to such Borrower or any Letter of Credit for such Borrower’s account shall remain outstanding, such Borrower will not, without the written consent of the Majority Lenders:
(a)    Liens, Etc. Create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including, without limitation, accounts) (any of the foregoing being referred to herein as a “Lien”), excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:
(i)    Liens for taxes, assessments or governmental charges or levies to the extent not past due;
(ii)    Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue and which have been in existence less than ninety days, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

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(iii)    pledges or deposits to secure obligations under workmen’s compensation laws or similar legislation, to secure public or statutory obligations of such Borrower or such Subsidiary, or to secure the utility obligations of any such Subsidiary incurred in the ordinary course of business;
(iv)    (A) purchase money Liens upon or in property now owned or hereafter acquired by such Borrower or any of its Subsidiaries in the ordinary course of business (consistent with present practices, it being understood that for purposes of this clause, the purchase, construction or maintenance of generating facilities by the Utilities shall be deemed to be in the ordinary course of business and consistent with present practices) to secure (1) the purchase price of such property or (2) Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or (B) Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved and replacements, modifications and proceeds of such property, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;
(v)    Liens on the capital stock of any of such Borrower’s single-purpose Subsidiaries or any such Subsidiary’s assets to secure the repayment of project financing or Nonrecourse Debt for such Subsidiary;
(vi)    attachment, judgment or other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings or the payment of which is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies;
(vii)    Liens securing obligations under agreements entered into pursuant to the Iowa Industrial New Jobs Training Act or any similar or successor legislation, provided that such obligations do not exceed $5,000,000 in the aggregate at any one time outstanding;
(viii)    Liens created pursuant to the Mortgage Bond Indentures;
(ix)    Liens on the ownership interests in, and the assets of, any Foreign Subsidiary to secure not more than $300,000,000 aggregate principal amount of Debt of any Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the incurrence of such Lien securing such Debt;
(x)    Liens incurred in connection with the sales of assets permitted in Section 5.2(d)(viii) and (ix);

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(xi)    Liens incurred by such Borrower or any of its Subsidiaries on assets of such Borrower and its Subsidiaries to secure Nonrecourse Debt or obligations other than for borrowed money, in an aggregate principal amount not to exceed (x) in the case of Parent and all its Subsidiaries other than the Utilities and their respective Subsidiaries, $100,000,000 outstanding at any one time, and (y) in the case of each Utility and its Subsidiaries, $100,000,000 outstanding at any one time;
(xii)    Liens on nuclear fuel granted in connection with any financing arrangement for the purpose of purchasing or leasing such nuclear fuel;
(xiii)    Liens constituting easements, restrictions and other similar encumbrances arising in the ordinary course of business, which in the aggregate do not materially adversely affect such Borrower’s use of its properties;
(xiv)    Liens set forth in Schedule III hereto, and any extensions, renewals, refinancing or replacements of any such Liens upon or in the same property theretofore subject thereto;
(xv)    Liens of a collection bank arising under Section 4 210 of the Uniform Commercial Code or similar Lien in any foreign jurisdiction on items in the course of collection and normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(xvi)    other Liens securing obligations of such Borrower and its Subsidiaries not to exceed more than ten percent (10%) of the consolidated tangible assets (valued at book value) of such Borrower and its Subsidiaries at any time; and
(xvii)    Liens on Eligible Project Assets of IPL or WPL financed through the Title XVII Clean Energy Financing Program; provided that no such Lien shall extend to or cover any property other than Eligible Project Assets of the applicable Borrower and proceeds of such property; provided that, for the avoidance of doubt, in no event shall any such lien extend to or cover any assets of any Borrower existing as of the Second Amendment Effective Date.
(b)    Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of such Borrower, unless such transaction (i) is on terms no less favorable to such Borrower or such Subsidiary, as the case may be, than if the transaction had been negotiated in good faith on an arm’s length basis with a Person that was not an Affiliate of such Borrower, (ii) is among wholly-owned Subsidiaries of such Borrower or between such Borrower and a wholly-owned Subsidiary or (iii) (A) is permitted by applicable utility or utility holding company regulations or (B) has received all required Government Approvals from each governmental authority exercising jurisdiction over any party thereto, in each case under the foregoing clause (iii) only to the extent such transaction is not materially adverse to the Lenders, the LC Issuing Banks and the Agent.

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(c)    Mergers, Etc.
(i)    merge with or into or consolidate with or into any other Person, except such Borrower may merge with or into or consolidate with or into any of its Subsidiaries, provided that immediately after giving effect thereto, (A) no event shall occur and be continuing that constitutes an Unmatured Default or an Event of Default with respect to such Borrower, (B) such Borrower is the surviving entity, (C) such Borrower shall not be liable with respect to any Debt of such Borrower or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction; or
(ii)    permit any of its Subsidiaries to merge with or into or consolidate with or into or divide into any other Person, except that any such Subsidiary may merge with or into any other Person, provided that immediately after giving effect thereto, (A) the surviving entity is a Subsidiary of such Borrower, or, in the case of a division, each surviving entity is a Subsidiary of such Borrower (B) no event shall occur and be continuing that constitutes an Unmatured Default or an Event of Default with respect to such Borrower and (C) such Borrower or any of its Subsidiaries shall not be liable with respect to any Debt of such Borrower or such Subsidiary or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction.
(d)    Sales, Etc., of Assets. Sell, lease, transfer, assign or otherwise dispose of any of its assets, or divide, or permit any of its Subsidiaries to sell, lease, transfer, assign or otherwise dispose of any of its assets, or divide, except (i) sales, leases, transfers and assignments from one Subsidiary of such Borrower to another such Subsidiary or to such Borrower, (ii) in any transaction in which the net proceeds from such sale, lease, transfer, assignment or disposition are solely Cash and Cash Equivalents and such proceeds are (A) applied solely as a permanent reduction of the Aggregate Commitment and prepayment of Advances made to such Borrower pursuant to Section 2.6 and Section 2.12, or (B) applied solely to pay or prepay Debt (together with a permanent reduction of any commitments relating to such Debt) incurred by such Borrower or any such Subsidiary in connection with the project comprising such assets, (iii) in connection with a sale and leaseback transaction entered into by any Subsidiary of such Borrower, (iv) sales, leases, transfers and assignments of other assets representing not in excess of 25% of the consolidated tangible assets (valued at book value) of such Borrower and its Subsidiaries in the aggregate from the Second Amendment Effective Date until the Termination Date in any single or series of transactions, whether or not related, (v) sales, leases, transfers and assignments of worn out or obsolete equipment no longer used and useful in the business of such Borrower and its Subsidiaries, (vi) sales, leases, transfers and assignments of other assets in the ordinary course of business, (vii) disposition of the investments made by AE Transco Investments, LLC or any successor, or the Equity Interests of AE Transco Investments, LLC or any successor thereto, (viii) sales of contracts and accounts receivable by the Utilities, Alliant Energy Corporate Services, Inc., and their Subsidiaries, and (ix) dispositions of Equity Interests in or assets of any direct or indirect subsidiary of AEF; provided that in each case under clauses (i) through (ix) above, no Unmatured Default or Event of Default with respect to such Borrower shall have occurred and be continuing after giving effect thereto; provided, further, that such Borrower or any of its Subsidiaries may, pursuant to Section 5.2(a)(ix), pledge its ownership interests in, and the assets of, any Foreign Subsidiary of such Borrower to secure not more than $300,000,000 aggregate principal amount of Debt incurred by such Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the pledge of assets or ownership interests, as the case may be, securing such Debt.

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(e)    Maintenance of Ownership of Significant Subsidiaries. Sell, assign, transfer, pledge or otherwise dispose of any Equity Interests of any of its Significant Subsidiaries or any warrants, rights or options to acquire such Equity Interests, or permit any of its Significant Subsidiaries to issue, sell or otherwise dispose of any shares of its Equity Interests or any warrants, rights or options to acquire such capital stock, except (and only to the extent) as may be necessary to give effect to a transaction permitted by Section 5.2(c). Notwithstanding the foregoing, such Borrower or any of its Subsidiaries may, pursuant to Section 5.2(a)(ix), pledge its ownership interests in, and the assets of, any Foreign Subsidiary of such Borrower to secure not more than $300,000,000 aggregate principal amount of Debt incurred by such Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the pledge of assets or ownership interests, as the case may be, securing such Debt.
(f)    Capitalization Ratio. Permit the ratio of Consolidated Debt of such Borrower to Consolidated Capital of such Borrower to exceed 0.65 to 1.00.
(g)    Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Utility to declare or pay dividends; provided that the foregoing limitations do not apply to (i) financial covenants that require the maintenance of a minimum net worth or compliance with financial tests as conditions to the ability to pay dividends or make other distributions with respect to capital stock or otherwise; (ii) restrictions that arise only if dividends on preferred stock have not been paid; and (iii) limitations or restrictions imposed by law or in regulatory proceedings.
(h)    Sanctions; Anti-Corruption Laws. No Borrower will request any Extension of Credit, and no Borrower shall use, and shall ensure that none of its Subsidiaries nor its or their respective directors, officers, employees and agents shall use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

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ARTICLE VI
EVENTS OF DEFAULT
Section 6.1    Events of Default. If any of the following events shall occur and be continuing after the applicable grace period and notice requirement (if any), (i) with respect to Parent, as applicable, such event shall constitute a “Parent Event of Default”, (ii) with respect to IPL, as applicable, such event shall constitute an “IPL Event of Default”, or (iii) with respect to WPL, as applicable, such event shall constitute a “WPL Event of Default”:
(a)    Such Borrower shall fail to pay any principal of any Borrowing of such Borrower or any reimbursement obligation in respect of a Letter of Credit issued for the account of such Borrower when the same becomes due and payable; or
(b)    Such Borrower shall fail to pay any interest on any Borrowing of such Borrower or any other amount due from such Borrower under this Agreement for five days after the same becomes due; or
(c)    Any representation or warranty made by or on behalf of such Borrower in any Loan Document or in any certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or
(d)    Such Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 5.1(c), Section 5.1(h)(i) or Section 5.2 (other than Section 5.2(b) thereof); or
(e)    Such Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement or in any other Loan Document, and any such failure shall remain unremedied for a period of thirty days after the earlier of (i) actual knowledge by such Borrower thereof, and (ii) receipt of written notice thereof by such Borrower from the Agent; or
(f)    Such Borrower or, in the case of Parent, any of its Domestic Subsidiaries, and in the case of IPL or WPL, any of its Significant Subsidiaries, shall fail to make any payment in respect of any of its Debt other than Nonrecourse Debt, including any interest or premium thereon (but excluding Debt hereunder except in the case of Debt incurred hereunder by IPL or WPL in determining whether the Parent is in violation of this provision) aggregating $100,000,000 or more when due under documents related to such Debt (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to such Debt, or any other event (other than (x) any event that permits holders of any Debt constituting convertible indebtedness of Parent to convert such Debt or (y) the conversion of any Debt constituting convertible indebtedness of Parent, in either case, into common stock of Parent (or other securities or property following a merger event, reclassification or other change of the common stock of Parent), cash or a combination thereof, and (z) any termination of any related swap or hedging instrument), shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof as a result of a default or other similar adverse event; or

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(g)    Such Borrower or, in the case of the Parent, any of the Utilities, and in the case of IPL or WPL, any of its Significant Subsidiaries, shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Borrower or, in the case of the Parent, any of the Utilities, and in the case of IPL or WPL, any of its Significant Subsidiaries, seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against such Borrower, or in the case of the Parent, any of the Utilities, and in the case of IPL or WPL, any of its Significant Subsidiaries, either such proceeding shall remain undismissed or unstayed for a period of sixty days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against such Borrower, such Utility or such Significant Subsidiary of IPL or WPL, as applicable, or the appointment of a receiver, trustee, custodian or other similar official for such Borrower or any of its property) shall occur; or such Borrower, such Utility or such Significant Subsidiary of IPL or WPL, as applicable, shall take any corporate or other action to authorize any of the actions set forth above in this Section 6.1(g); or
(h)    Any judgment or order for the payment of money equal to or in excess of $100,000,000 shall be rendered against such Borrower or, in the case of the Parent or WPL, any of its Direct Subsidiaries or their respective properties and, in the case of IPL, any of its Subsidiaries or their respective properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of such Borrower or such Subsidiary from an insurer that is rated at least “A” by A.M. Best Company, which policy covers full payment thereof and which insurer has been notified, and has not disputed the claim made for payment, of such amount of such judgment or order; or
(i)    Any material provision of any Loan Document to which such Borrower is a party shall for any reason cease to be valid and binding on such Borrower or such Borrower shall so assert in writing; or
(j)    Any Governmental Approval with respect to such Borrower required in connection with the execution, delivery and performance of the Loan Documents shall expire or be rescinded, revoked, otherwise terminated, or amended or modified in any manner that is materially adverse to the interests of the Lenders, the LC Issuing Banks and the Agent; or

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(k)    Any ERISA Event shall have occurred with respect to a Plan or Multiemployer Plan of such Borrower that could reasonably be expected to result in a material liability to such Borrower, and, thirty days after notice thereof shall have been given to such Borrower by the Agent, any LC Issuing Bank or any Lender, such ERISA Event shall still exist; or
(l)    With respect to Parent only, (i) Parent shall cease to own 100% of the common equity interests of either Utilities; (ii) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (A) acquire beneficial ownership of more than 50% of any outstanding class of common stock of Parent having ordinary voting power in the election of directors of Parent or (B) obtain the power (whether or not exercised) to elect a majority of Parent directors, or (iii) the Board of Directors of Parent shall not consist of a majority of Continuing Directors; or
(m)    With respect to IPL only, Parent shall fail to own, whether directly or indirectly through one or more direct or indirect wholly-owned Domestic Subsidiaries of Parent, legally or beneficially 100% (by number of votes) of outstanding class of common stock of IPL having ordinary voting power (other than any such failure resulting from any exercise by the Agent or any Bank of their respective remedies in connection with an Event of Default with respect to Parent) or Parent shall cease to have the power (whether or not exercised) to elect a majority of IPL’s directors; or
(n)    With respect to WPL only, Parent shall fail to own, whether directly or indirectly through one or more direct or indirect wholly-owned Domestic Subsidiaries of Parent, legally or beneficially 100% (by number of votes) of outstanding class of common stock of WPL having ordinary voting power (other than any such failure resulting from any exercise by the Agent or any Bank of their respective remedies in connection with an Event of Default with respect to Parent) or Parent shall cease to have the power (whether or not exercised) to elect a majority of WPL’s directors.
The Agent shall, with respect to Parent upon the occurrence of a Parent Event of Default, with respect to IPL upon the occurrence of an IPL Event of Default, or with respect to WPL upon the occurrence of a WPL Event of Default, at the request, or may with the consent, of the Majority Lenders, by notice to such affected Borrower, (i) declare the obligation of each Lender to make Advances to such affected Borrower and the obligation of each LC Issuing Bank to issue Letters of Credit for the account of such affected Borrower to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Advances made to such affected Borrower (if any), all interest thereon and all other amounts payable under this Agreement and the other Loan Documents by such affected Borrower to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such affected Borrower, (iii) direct such affected Borrower to deposit (and such affected Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Agent, to deposit) with the Agent from time to time such additional amount of cash as is equal to the LC Outstandings with respect to such affected Borrower, such amount to be held by the Agent in the Cash Collateral Account as security for such LC Outstandings as described in Section 6.2 and (iv) exercise all rights and remedies against such affected Borrower available to it under this Agreement, the other Loan Documents and applicable law; provided, however, that in the event of the occurrence of a Bankruptcy Event with respect to such affected Borrower, (A) the obligation of each LC Issuing Bank to issue Letters of Credit for the account of such affected Borrower (and, if such affected Borrower is a Utility, then also for the account of Parent), and the obligation of each Lender to make Advances to such affected Borrower (and, if such affected Borrower is a Utility, then also to Parent) shall automatically be terminated, (B) the Advances made to such affected Borrower (and, if such affected Borrower is a Utility, then also to Parent), all such interest and all other amounts payable by such affected Borrower (and, if such affected Borrower is a Utility, then also by Parent) under this Agreement and the other Loan Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by such affected Borrower (and, if such affected Borrower is a Utility, then also by Parent) and (C) the obligation of such affected Borrower (and, if such affected Borrower is a

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Utility, then also of Parent) to Cash Collateralize the LC Outstandings with respect to such affected Borrower (and, if such affected Borrower is a Utility, then also with respect to Parent) as aforesaid shall automatically become effective, in each case without further action by the Agent, LC Issuing Bank or any Lender.
Section 6.2    Cash Collateral Account. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Agent pursuant to this Article VI shall affect (i) the obligation of any LC Issuing Banks to make any payment under any Letter of Credit issued by it in accordance with the terms of such Letter of Credit or (ii) the obligations of each Lender in respect of each such Letter of Credit; provided, however, that if an Event of Default has occurred and is continuing with respect to a Borrower, the Agent shall at the request, or may with the consent, of the Majority Lenders (except upon the occurrence of a Bankruptcy Event with respect to a Borrower), upon notice to such affected Borrower (and, if such affected Borrower is a Utility, then also to Parent), require such affected Borrower (and, if such affected Borrower is a Utility, then also Parent) to deposit with the Agent an amount in the Cash Collateral Account equal to the LC Outstandings with respect to such affected Borrower (and, if such affected Borrower is a Utility, then also with respect to Parent) on such date (whether or not any beneficiary under any such Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Agent in the Cash Collateral Account as security as described in Section 2.4(i). Upon payment in full, after the termination of such Letters of Credit, of all such obligations, the Agent will repay and reassign to such affected Borrower (and, if such affected Borrower is a Utility, then also to Parent) any cash then in the Cash Collateral Account and the Lien of the Agent on the Cash Collateral Account and the funds therein shall automatically terminate.
ARTICLE VII
THE AGENT
Section 7.1    Authorization and Action. Each of the Lenders (for purposes of this Article VII, references to the Lenders shall also mean the LC Issuing Banks and the Swingline Lender) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except as set forth in Section 7.7, the provisions of this Article VII are solely for the benefit of the Agent and the Lenders, no Borrower shall have any rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Loan Document with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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Section 7.2    Exculpatory Provisions.
(a)    The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Unmatured Default or Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Lenders; provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any such law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
(b)    The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.1 and Section 6.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Unmatured Default or Default with respect to any Borrower unless and until notice describing such Unmatured Default or Event of Default is given to the Agent in writing by such Borrower or a Lender.
Section 7.3    Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of any Lender or any LC Issuing Bank, the Agent may presume that such condition is satisfactory to such Lender or such LC Issuing Bank unless the Agent shall have received notice to the contrary from such Lender or the LC Issuing Bank prior to the making of such Advance or the issuance, extension, renewal or increase of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Section 7.4    Wells Fargo and Affiliates. With respect to its Commitment and the Advances made by it, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or a LC Issuing Bank; and the term “Bank” or “Banks” and “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in its individual capacity. Wells Fargo and its Affiliates may accept deposits from, lend money to, act as the financial advisor or the trustee under indentures of, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof and any Person who may do business with or own securities of any Borrower or any Subsidiary or other Affiliate thereof, all as if Wells Fargo were not the Agent and without any duty to account therefor to the Lenders.
Section 7.5    Lender Credit Decision. Each Lender and each LC Issuing Bank expressly acknowledges that none of the Agent, any Joint Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Agent, any Joint Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrowers and their respective Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Agent, any Joint Arranger or any of their respective Related Parties to any Lender or any LC Issuing Bank as to any matter, including whether the Agent, any Joint Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each LC Issuing Bank expressly acknowledges, represents and warrants to the Agent and the Joint Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrowers and their respective Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Agent, any Joint Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, all applicable bank or other regulatory Requirements of Law relating to the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each LC Issuing Bank also acknowledges and agrees that (i) it will, independently and without reliance upon the Agent, any Joint Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrowers and their Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 7.5.

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Section 7.6    Indemnification. The Lenders agree to indemnify the Agent and any Related Party of the Agent participating in the transaction (to the extent not reimbursed by the applicable Borrower), ratably according to (i) on or before the Termination Date, the respective Percentages of the Lenders, or (ii) after the Termination Date, the respective outstanding principal amounts of the Advances made to such Borrower, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out of pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by such Borrower.
Section 7.7    Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent, which shall be a Lender or shall be another commercial bank or trust company (and reasonably acceptable to the Borrowers so long as no Unmatured Default or Event of Default exists) organized under the laws of the United States or of any state thereof. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty days after the retiring Agent’s giving of notice of resignation (the “Resignation Effective Date”), then the retiring Agent shall, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender or shall be another commercial bank or trust company organized under the laws of the United States of any state thereof reasonably acceptable to the Borrowers; provided that in no event shall any such successor Agent be a Defaulting Lender. Regardless of whether a successor has been appointed or has accepted such appointment, such resignation of the retiring Agent shall become effective in accordance with such notice on the Resignation Effective Date. Notwithstanding the foregoing, if either the Majority Lenders or any Borrower have not accepted the appointment of a successor Agent or no successor Agent has accepted appointment to act as the Agent hereunder as of the Resignation Effective Date, then the Majority Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Agent as of the Resignation Effective Date. With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor administrative agent as provided for in this Section 7.7. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VII and Section 8.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

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Section 7.8    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent; provided, however, that the Agent shall remain responsible for the performance of its duties under this Agreement and the Loan Documents to the extent required under this Article VII. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.
Section 7.9    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Arrangers, Syndication Agent, Documentation Agents or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.
Section 7.10    Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or any other judicial proceeding relative to any Borrower, the Agent (irrespective of whether the principal of any Advance made to such Borrower or reimbursement obligation of such Borrower shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on such Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of such Advances, reimbursement obligations and all other obligations that are owing and unpaid by such Borrower and to file such other documents as may be necessary advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents, sub-agents and counsel and all other amounts due the Lenders and the Agent under Section 2.5 and Section 8.4) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable by such Borrower on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents, sub-agents and counsel, and any other amounts due the Agent under Section 2.5 or Section 8.4.

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Section 7.11    LC Issuing Bank and Swingline Lender. The provisions of this Article VII (other than Section 7.4) shall apply to the LC Issuing Banks and Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Agent.
Section 7.12    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Joint Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances, the Letters of Credit or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement; or

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(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Joint Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that none of the Agent, any Joint Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
Section 7.13    Erroneous Payments.
(a)    Each Lender, each LC Issuing Bank, and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or LC Issuing Bank (or the Lender Affiliate) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender or LC Issuing Bank (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 7.13(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

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(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in Same Day Funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the Overnight Rate.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Advances (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 8.7 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 7.13 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from any Borrower for the purpose of making for a payment on the obligations under the Loan Documents and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the obligations under the Loan Documents or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received. Without limiting the applicability of any other provision of this Agreement, this Section 7.13 shall not be interpreted to increase (or accelerate the due

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date for), or have the effect of increasing (or accelerating the due date for), the obligations under the Loan Documents relative to the amount (and/or timing for payment) of such obligations that would have been payable had such Erroneous Payment not been made by the Agent.
(f)    Each party’s obligations under this Section 7.13 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.
(g)    Nothing in this Section 7.13 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
Section 7.14    LC Issuing Bank and Swingline Lender. The provisions of this Article VII (other than Section 7.4) shall apply to the LC Issuing Banks and Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Agent.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Amendments, Etc. No amendment or waiver of any provision of any Loan Document (except as specifically provided in Section 2.14(b)), nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of any amendment, the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (a) waive, modify or eliminate any of the conditions specified in Section 3.1 or Section 3.2 without the written consent of each Lender; (b) increase or extend the Commitments of any Lender without the written consent of such Lender, (c) reduce the principal of, or interest on, the Advances, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Agent, the Joint Arrangers or any LC Issuing Bank for their own account, or to any Lender pursuant to, Section 2.13 or Section 2.17) without the written consent of each Lender directly affected thereby, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances, any reimbursement obligation in respect of Letters of Credit or any fees or other amounts payable hereunder without the written consent of each Lender directly affected thereby, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder without the written consent of each Lender, (f) amend this Section 8.1 without the written consent of each Lender, or (g) change or waive any provision of Section 2.18 or any other provision of this Agreement or any other Loan Document requiring pro rata treatment of the Lenders in a manner that would alter the pro rata treatment of Lenders required thereby without the written consent of each Lender; and provided, further, that (i) no amendment, waiver or consent shall affect the rights or duties of the Agent, the Swingline Lender or any LC Issuing Banks under this Agreement or any Note, unless such amendment, waiver or consent is in writing and signed by the Agent, the Swingline Lender and each LC Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, (ii) that no amendment, waiver or consent shall change or waive any provision of Section 2.13 or Section 2.17, unless such amendment, waiver or consent is in writing and signed by each Lender directly affected thereby, in addition to the Lenders required above to take such action and (iii) that this Agreement may be amended and restated without the consent of any Lender, the Swingline Lender, any LC Issuing Bank or the Agent if, upon giving effect to such amendment and restatement, such Lender, such LC Issuing Bank or the Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder or under any Letter of Credit and shall have been paid in full all amounts payable hereunder to such Lender, the Swingline Lender, such LC Issuing Bank or the Agent, as the case may be. Anything herein to the contrary notwithstanding, no

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Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that in no event shall any amendment, waiver or consent purport to (A) increase or extend the Commitments of such Defaulting Lender, (B) reduce the principal of, or interest on, the Advances made by such Defaulting Lender, or any Applicable Margin or any fees or other amounts payable to such Defaulting Lender, (C) postpone any date fixed for any payment of principal of, or interest on, the Advances made by such Defaulting Lender, or (D) amend this Section 8.1 in a manner that affects such Defaulting Lender adversely, in each case without the affirmative consent of such Defaulting Lender, provided that if any such amendment, waiver or consent has been approved by all Lenders which are not Defaulting Lenders, and such Defaulting Lender shall have failed to have furnished either its approval or disapproval of such amendment, waiver or consent within the period of ten Business Days after its receipt of a written request to do so, then such Defaulting Lender shall be deemed to have given its affirmative consent.
Section 8.2    Notices, Etc.
(a)    All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including facsimile communication) and mailed, facsimiled or delivered to the applicable party as follows: (a) if to any Borrower, the Agent, any LC Issuing Bank or the Swingline Lender, to it at the address (or facsimile number) specified for such Person on Schedule I hereto and (b) if to any Bank, to it at its address (or facsimile number) set forth in its Administrative Questionnaire; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall (i) when mailed, be effective five days after being deposited in the mails, (ii) when facsimiled, be effective on dispatch, or (iii) when given by express courier service, be effective upon delivery, except, in the case of clauses (i) and (ii), that notices and communications to the Agent pursuant to Article II or Article VII shall not be effective until received by the Agent. Any notice or communication given hereunder but not received on a Business Day or received after 5:00 p.m. on a Business Day in the place of receipt will be deemed to be given on the next Business Day in that place.

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(b)    The Borrowers agree that the Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to this Agreement or the transactions contemplated herein that is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
Section 8.3    No Waiver; Remedies. No failure on the part of any Lender, the Swingline Lender, any LC Issuing Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 8.4    Costs, Expenses, Taxes and Indemnification.
(a)    Each Borrower agrees, severally and not jointly, to pay on demand its Applicable Share of all costs and expenses of the Agent and the Joint Arrangers in connection with the preparation (including, without limitation, printing costs), syndication, negotiation, execution, delivery, modification and amendment of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out of pocket expenses of counsel for the Agent and the Joint Arrangers with respect thereto and with respect to the administration of, and advising the Agent as to its rights and responsibilities under, this Agreement and the other Loan Documents, all subject to the Applicable Percentage described in the Fee Letters for fees incurred in connection with the initial closing of the transactions described herein. Each Borrower further agrees to pay on demand its Applicable Share of all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Agent, each LC Issuing Bank and each Lender), in connection with the enforcement and workout (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Loan Documents and the other documents and instruments to be delivered hereunder and thereunder (unless such cost or expense is attributable to a specific Borrower, in which case such Borrower shall be solely liable for such amount), including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.4. In addition, each Borrower shall pay its Applicable Share of any and all Other Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, and agrees to save the Agent, each LC Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by such Borrower in paying or omission to pay such Other Taxes. This Section 8.4(a) shall not apply with respect to Taxes or Excluded Taxes other than any Taxes or Excluded Taxes that represent liabilities arising from any non-Tax or non-Excluded Tax claim.

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(b)    Each Borrower, severally and not jointly, hereby agrees to indemnify and hold each Lender, the Agent (and any sub-agent thereof), the Joint Arrangers, the Swingline Lender, each LC Issuing Bank and each Related Party of any of the foregoing Persons (each, an “Indemnified Person”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) which any of them may incur or which may be claimed against any of them by any Person including any Borrower (except for such claims, damages, losses, liabilities, costs and expenses resulting from such Indemnified Person’s gross negligence or willful misconduct, a material breach of such Indemnified Person’s obligations hereunder or under any other Loan Document, each as determined in a final and nonappealable judgment by a court of competent jurisdiction or any dispute solely among Indemnified Persons (not arising from any act or omission of a Borrower) other than claims against an Indemnified Person acting in its capacity as, or in fulfilling its role as, the Agent or Joint-Arrangers under this Agreement or the other Loan Documents) in each case to the extent of such Borrower’s Applicable Share (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable):
(i)    by reason of or resulting from the execution, delivery or performance of any of the Loan Documents or any transaction contemplated thereby, or the use by such Borrower of the proceeds of any Advance or the use by such Borrower or any beneficiary of any Letter of Credit of such Letter of Credit;
(ii)    in connection with any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of any of the Loan Documents;
(iii)    in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon, or under any property of such Borrower or any of its Affiliates or (B) by or on behalf of such Borrower or any of its Affiliates at any time and in any place; or
(iv)    in connection with or resulting from the use by unintended recipients of any information or other materials distributed by it through the internet, the Platform or other similar transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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In case any action or proceeding is instituted involving any Indemnified Person for which indemnification is to be sought hereunder by such Indemnified Person, then such Indemnified Person will promptly notify the applicable Borrower of the commencement of any action or proceeding; provided, however, that the failure to notify such Borrower will not relieve such Borrower from any liability that such Borrower may have to such Indemnified Person pursuant hereto or from any liability that it may have to such Indemnified Person other than pursuant hereto. Notwithstanding the above, following such notification, such Borrower may elect in writing to assume the defense of such action or proceeding, and, upon such election, such Borrower will not, as long as it diligently conducts such defense, be liable for any legal costs subsequently incurred by such Indemnified Person (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) such Borrower has failed to provide counsel reasonably satisfactory to such Indemnified Person in a timely manner, (ii) the Indemnified Person determines in good faith that joint representation would be inappropriate, including any actual or potential conflict of interest or (iii) the Indemnified Person reasonably determines that there may be legal defenses available to it which are different from, or in addition to those available to such Borrower. If a Borrower assumes the defense of any such action or proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made with respect thereto are subject to indemnification hereunder; (b) no compromise or settlement of such claims may be effected by such Borrower without the Indemnified Person’s consent and (c) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. Notwithstanding the foregoing, if any Indemnified Person determines in good faith that there is a reasonable probability that any action or proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification hereunder, such Indemnified Person may, by notice to the applicable Borrower, assume the exclusive right to defend, compromise, or settle such action or proceeding, but such Borrower will not be bound (but will retain its indemnification obligations hereunder) by any determination of an action or proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). In connection with any one action or proceeding, no Borrower will be responsible for the fees and expenses of more than one separate law firm (in addition to local counsel) for all Indemnified Persons and, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Person(s) selected and retained by such Indemnified Person(s).
(c)    To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 8.4 to be paid by it to the Agent (or any sub-agent thereof), any LC Issuing Bank, any Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), such LC Issuing Bank, such Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), such LC Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent), any LC Issuing Bank or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.3(b).

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(d)    Each Borrower will compensate each Lender upon demand for its Applicable Share of all losses, reasonable and documented expenses and liabilities (including, without limitation, any loss, reasonable and documented expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain SOFR Advances) that such Lender may incur or sustain (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable) (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or Conversion into, a SOFR Advance does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion, (ii) if any repayment, prepayment or Conversion of any SOFR Advance occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.21 or any acceleration of the maturity of the Advances pursuant to Section 6.1), (iii) if any prepayment of any SOFR Advance is not made on any date specified in a notice of prepayment given by such Borrower or (iv) as a consequence of any other failure by such Borrower to make any payments with respect to any SOFR Advance when due hereunder. A certificate (which shall be in reasonable detail) of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be submitted by such Lender to the applicable Borrower either directly or through the Agent and shall be conclusively presumed to be correct save for manifest error. The obligations of each Borrower under this Section 8.4(d) shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments applicable to such Borrower and the repayment, satisfaction or discharge of all obligations under any Loan Document of such Borrower.
(e)    To the fullest extent permitted by applicable law, no Borrower shall assert, and each hereby waives, any claim against each Lender, the Agent (and any sub-agent thereof), the Joint Arrangers, the Swingline Lender, each LC Issuing Bank and each Related Party of any of the foregoing Persons (the “Lender-Related Parties”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Lender-Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(f)    Each Borrower’s obligations under this Section 8.4 shall survive the repayment of all amounts owing to the Lenders hereunder and the termination of the Commitments. If and to the extent that the obligations of such Borrower under this Section 8.4 are unenforceable for any reason, such Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

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Section 8.5    Right of Set-off.
(a)    Upon (i) the occurrence and during the continuance of any Event of Default with respect to such Borrower and (ii) the making of the request or the granting of the consent by the Majority Lenders specified by Section 6.1 to authorize the Agent to declare all amounts owing hereunder by such Borrower due and payable pursuant to the provisions of Section 6.1, each Lender, each LC Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, such LC Issuing Bank or Affiliate to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under any Loan Document, irrespective of whether or not such Lender, such LC Issuing Bank or Affiliate shall have made any demand under such Loan Document and although such obligations may be unmatured or contingent or are owed to a branch, office or Affiliate of such Lender or such LC Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the LC Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.
(b)    Each Borrower agrees that it shall have no right of set-off, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of any Borrower’s rights to any independent claim that such Borrower may have against the Agent, any LC Issuing Bank or any Lender for the Agent’s, such LC Issuing Bank’s or such Lender’s, as the case may be, gross negligence or willful misconduct; provided that no Lender shall be liable for the conduct of the Agent, any LC Issuing Bank or any other Lender; provided, further, that the Agent shall not be liable for the conduct of any Lender or any LC Issuing Bank, and no LC Issuing Bank shall be liable for the conduct of any Lender or the Agent.
Section 8.6    Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and the Agent and when the Agent shall have been notified in writing by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent, each LC Issuing Bank and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

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Section 8.7    Assignments and Participations.
(a)    Assignment by Lenders. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it, its participations in Letters of Credit and Swingline Advances, and the Note or Notes (if any) held by it); provided, however, that (w) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under the Loan Documents, (x) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the amount of such Lender’s then remaining Commitment and $5,000,000 or any whole multiple of $1,000,000 in excess thereof (except in the case of assignments between Lenders at the time already parties hereto and between a Lender and an Affiliate of such Lender or Approved Fund), (y) except as set forth in clause (ii) below, the Agent, each LC Issuing Bank, the Swingline Lender and, so long as no Unmatured Default or Event of Default with respect to such Borrower shall have occurred and be continuing, each Borrower, shall have consented to such assignment (in each case, which may not be unreasonably withheld or delayed); provided that each Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten Business Days after having received notice thereof, and (z) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Note or Notes (if any) subject to such assignment and a processing and recordation fee of $3,500. Promptly following its receipt of such Lender Assignment, Note or Notes (if any) and fee, the Agent shall accept and record such Lender Assignment in the Register.
(i)    Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Section 2.13, Section 2.17, and Section 8.4 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(ii)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time, with notice to the Borrowers, the Agent and the LC Issuing Banks, assign all or any portion of its Commitment, and the Advances, participations in Letters of Credit and Swingline Advances owing to any of the Banks listed on the signature pages hereof, any Additional Lender that shall become a party hereto pursuant to Section 8.7(a)(i), any Affiliate of such a Lender or any Approved Fund that is an Affiliate of a Lender; provided, however, that each LC Issuing Bank and the Swingline Lender shall have consented to such assignment (in each case, which may not be unreasonably withheld or delayed). No such assignment, other than to any of the Banks listed on the signature pages hereof, any Additional Lender that shall become a party hereto pursuant to Section 8.7(a)(i), any Affiliate of such a Lender or any Approved Fund that is an Affiliate of a Lender shall release the assigning Lender from its obligations hereunder.

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(iii)    By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 4.1(f) hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
(iv)    No such assignment shall be made to (i) any Borrower or any Affiliates or Subsidiaries of any Borrower, (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), (iii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (iv) any Person that is subject to Sanctions.
(v)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of each Borrower and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, each LC Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (ii) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swingline Advances. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(b)    The Agent shall maintain at its address referred to in Section 8.2 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In addition, the Agent shall maintain on the Register information regarding the designation, revocation of designation, of any Lender as a Designated Lender. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes (if any) subject to such assignment, the Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit 8.7 hereto, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.
(c)    Participations. Each Lender may sell participations to any Person (other than a natural Person or any Borrower or any Affiliates or Subsidiaries of any Borrower) (each, a “Participant”) all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it, its participations in Letters of Credit or Swingline Advances, and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note (if any) for all purposes of this Agreement, and (iv) the Borrowers, the Agent, the LC Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. Each Borrower agrees that each Participant, solely pursuant to the terms of the relevant agreement or instrument between such Participant and the participating Lender and not as a party or third party beneficiary to this Agreement, shall be entitled to the benefits of Section 2.13, Section 2.14, Section 8.4(d), and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 8.7(c); provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section 8.7(c); and (B) shall not be entitled to receive any greater payment under Section 2.14 or Section 2.17 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall be deemed to be a party to or have standing under this Agreement, and shall only act through the participating Lender pursuant to the terms of the relevant agreement or instrument between such Participant and the participating Lender. Each Lender that sells a participation agrees to cooperate with the Borrowers to effectuate the provisions of Section 2.21(a) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 2.18 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers solely for purposes of complying with Section 5f.103-1(c) of the United States Treasury Regulations, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s

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interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is (i) necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, (ii) required by a regulatory agency with jurisdiction over the party requesting disclosure, (iii) required by applicable law or (iv) requested by a Borrower in connection with the benefits provided to such Participant under this Agreement, including pursuant to Sections 2.13, 2.14, 2.17 and 8.4. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 8.8, to preserve the confidentiality of any Confidential Information relating to such Borrower received by it from such Lender.

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(e)    Anything in this Section 8.7 to the contrary notwithstanding, any Lender may assign a security interest in or pledge all or any portion of its Commitment and the Advances owing to it to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.
Section 8.8    Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, each Borrower has furnished and will from time to time furnish to a Recipient written information (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient, (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to such Borrower or (iv) to which such Borrower consents to disclosure, being hereinafter referred to as “Confidential Information”). The Recipient will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient’s ability to freely exchange such Confidential Information with its Affiliates (and its and its Affiliates’ directors, officers, employees, agents, and advisors) or with current or prospective participants in or assignees of, or any current or prospective counterparty (or its advisors) to any swap, securitization or derivative transaction relating to, the Recipient’s position herein, provided that (i) the Recipient shall have properly informed any such Person of the confidential nature of the Confidential Information and (ii) the Recipient’s ability to so exchange Confidential Information shall be conditioned upon any such Affiliate’s or prospective participant’s or assignee’s or counterparty’s entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient’s records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) otherwise as required by law, or (iv) in order to protect its interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (ii) or (iii) above, the Recipient agrees to use reasonable efforts to inform the applicable Borrower as promptly as practicable to the extent legally permitted to do so. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to lending industry and service providers to the Agent or any of the Lenders in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.
Section 8.9    WAIVER OF JURY TRIAL. THE AGENT, THE LC ISSUING BANKS, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LC ISSUING BANK, SUCH LENDERS OR SUCH BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE LC ISSUING BANKS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

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Section 8.10    Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York; provided that each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or, if no such laws or rules are designated, the laws of the State of New York.
Section 8.11    Jurisdiction; Service of Process. Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, the Joint Arrangers, any Lender, any LC Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof. Each Borrower, each Lender, each LC Issuing Bank, the Joint Arrangers, and the Agent irrevocably and unconditionally submit to the jurisdiction of such courts and agree that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent, the Joint Arrangers, any Lender or any LC Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 8.12    Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 8.11. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 8.13    Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties thereto.

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Section 8.14    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 8.15    Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
Section 8.16    Disclosure of Information. Each Borrower agrees and consents to the Agent’s and the Joint Arrangers’ disclosure of information other than any Confidential Information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications but in no event shall contain any Confidential Information.
Section 8.17    USA Patriot Act Notice. Each Lender that is subject to the PATRIOT Act and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name, address and tax identification number of such Borrower and other information that will allow such Lender or the Agent, as applicable, to identify such Borrower in accordance with the PATRIOT Act.
Section 8.18    Entire Agreement. This Agreement, together with any Note, the Fee Letters and any other agreements, instruments and other documents required to be executed and delivered in connection herewith, represents the entire agreement of the parties hereto and supersedes all prior agreements and understandings of the parties with respect to the subject matter covered hereby.
Section 8.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 8.20    Several Liability; No Joint Liability. The Agent and the Lenders agree that the obligations of the Borrowers under this Agreement and the other Loan Documents are several and not joint. No Borrower shall be liable for the conduct of any other Borrower, and no Borrower is a primary obligor, guarantor or surety for the obligation of any other Borrower under the Loan Documents.
Section 8.21    No Fiduciary Duties. Each Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Borrower and its Affiliates, on the one hand, and the Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Lenders and their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.
Section 8.22    Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, and the without any further action by any Person, except that the Agent shall make such transfers of funds as are necessary in order that the outstanding balance of the Revolving Advances, together with any Revolving Advances funded on the Closing Date, reflect the respective Commitments of the Lenders hereunder. The Credit Exposure of the LC Issuing Banks in respect of any Letters of Credit issued under the Existing Credit Agreement shall be automatically reallocated among the LC Issuing Banks as of the Closing Date based on their pro rata shares of the LC Commitments as of the Closing Date.

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Section 8.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any hedge agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 12.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

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(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[conformed version; signatures and schedules intentionally omitted]

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